Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

22 April 2024

RECOMMENDED CASH and share OFFER
FOR
Tyman plc ("Tyman")
BY
Quanex BUILDING PRODUCTS CORPORATION ("Quanex")
to be implemented by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006

Summary

•	The boards of Quanex and Tyman are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer pursuant to which Quanex will acquire the entire issued and to be issued ordinary share capital of Tyman (the "Transaction"). The Transaction is intended to be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

•	Under the terms of the Transaction, Tyman Shareholders will be entitled to receive for each Tyman Share held at the Scheme Record Time:

-	240.0 pence in cash; and

-	0.05715 of a New Quanex Share,

(the "Main Offer").

•	The Main Offer comprises approximately 60 per cent. by value in cash and approximately 40 per cent. by value in New Quanex Shares.

•	As an alternative to the Main Offer, Tyman Shareholders will be able to elect to receive the consideration in respect of their entire holding of Tyman Shares in Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held at the Scheme Record Time (the "Capped All-Share Alternative").

•	The Capped All-Share Alternative will be made available in respect of up to 25 per cent. of the Tyman Shares outstanding on the Effective Date. To the extent that valid elections for the Capped All-Share Alternative received cannot be satisfied in full, they will be scaled back as nearly as possible on a pro-rata basis with the remaining consideration payable in cash and New Quanex Shares in the proportions applicable to the Main Offer (with any fractions of New Quanex Shares resulting from such scaling to be dealt with as set out in the paragraph entitled "Structure of the Transaction" below).

•	Based on Quanex's share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate:

-	0.05715 of a New Quanex Share (issued under the Main Offer) is equivalent to 160.0 pence; and

-	0.14288 of a New Quanex Share (issued under the Capped All-Share Alternative) is equivalent to 400.0 pence.

Accordingly, and on the above basis, the Main Offer and the Capped All-Share Alternative value each Tyman Share at 400.0 pence as at the Latest Practicable Date.

•	Further, based on Quanex's share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate, the Transaction:

-	values the entire issued and to be issued share capital of Tyman at approximately £788 million;

-	represents a premium of approximately 35.1 per cent. to the Closing Price of 296.0 pence per Tyman Share on the Latest Practicable Date;

-	represents a premium of approximately 39.6 per cent. to the Closing ex Dividend Price of 286.5 pence per Tyman Share on the Latest Practicable Date;

-	represents a premium of approximately 36.0 per cent. to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

-	represents a premium of approximately 40.5 per cent. to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

•	Each of the Tyman Directors who holds Tyman Shares has irrevocably undertaken to vote or procure votes in favour of the Scheme (or, if the Transaction is to be implemented by way of a Takeover Offer, accept or procure the acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Tyman Shares.

•	In addition to the irrevocable undertakings from the Tyman Directors, Quanex has also received an irrevocable undertaking from Teleios Global Opportunities Master Fund, Ltd acting through its manager Teleios Capital Partners LLC ("Teleios") to vote (or procure the votes) in favour of the Scheme in respect of 16.4 per cent. of the Tyman Shares and to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares.

•	Upon completion of the Transaction, and subject to the elections made by Tyman Shareholders, Tyman Shareholders will own between approximately 30 per cent. (if all Tyman Shareholders, other than Teleios, receive the Main Offer) and approximately 32 per cent. (if all Tyman Shareholders elect to receive the Capped All-Share Alternative) of the Enlarged Group as at the Latest Practicable Date. Pursuant to the Transaction, Tyman will become a wholly-owned subsidiary of Quanex. The transmission of New Quanex Shares by the transfer agent shall be subject to any applicable legal or regulatory conditions required in connection with such transmission.

•	Tyman Shareholders who do not positively elect to receive the Capped All-Share Alternative will automatically receive the Main Offer. Each Tyman Shareholder shall only be entitled to elect to receive the Capped All-Share Alternative in respect of all (and not some) of the Tyman Shares held by them.

•	Quanex has agreed to provide an observer right on the Quanex board to any person who: (i) is beneficially interested in 16 per cent. or more of the fully diluted ordinary share capital of Tyman when the Transaction is Effective; (ii) will, following the issue of the New Quanex Shares to Tyman Shareholders pursuant to the terms of the Transaction, be beneficially interested in 5 per cent. or more of the issued Quanex Shares when such New Quanex Shares are listed on the NYSE, taking into account only (x) those New Quanex Shares which are issued to Tyman Shareholders pursuant to the terms of the Transaction (and no other Quanex Shares, howsoever acquired or received by them) as the numerator for such calculation and (y) only the aggregated number of all New Quanex Shares and Quanex Shares (excluding shares held in treasury) in issue as at the date of this Announcement as the denominator for such calculation; and (iii) has obtained any required regulatory or legal approvals necessary for such person to take up such right. Quanex will be entitled to terminate this observer right on the date of Quanex's 2026 annual general meeting. Further details will be set out in the Scheme Document.

•	Tyman Shareholders will continue to be entitled to receive the final dividend of 9.5 pence per Tyman Share announced by Tyman on 7 March 2024 for the financial year ended 31 December 2023 (the "FY23 Dividend"). If any other dividend, distribution and/or other return of value is proposed, authorised, declared, made or paid or becomes payable in respect of Tyman Shares on or after the date of this Announcement and before the Effective Date (other than, or in excess of, the FY23 Dividend), Quanex reserves the right to reduce the consideration (and, accordingly, the Main Offer and the Capped All-Share Alternative) by the amount of any such dividend, distribution and/or other return of value.

Compelling Strategic and Financial Rationale for the Transaction

The Quanex Directors believe that the acquisition of Tyman offers compelling industrial logic and strategic rationale, while offering a significant value creation opportunity for stockholders in the Enlarged Group, as it:

•	presents a unique opportunity to create a larger, more diversified supplier of components and access solutions to customers in the building products sector, particularly across the fenestration portfolio in North America;

•	strengthens brand leadership with the addition of Tyman's highly regarded family of brands and complementary product portfolio;

•	aligns with Quanex's "BIGGER" strategic roadmap for growth and value creation; and

•	unlocks substantial value creation for both Quanex and Tyman shareholders through a material cost synergy opportunity.

In addition, the Enlarged Group will benefit from an enhanced financial profile:

•	increased scale with combined fiscal year 2023 revenues of approximately US$2 billion and attractive profitability driven by significant synergy potential with a higher EBITDA margin (based on financial year ended 31 October 2023 for Quanex and 31 December 2023 for Tyman and after taking into account the impact of run-rate cost synergies of US$30 million expected to be fully achieved by the second year following completion of the Transaction);

•	meaningfully earnings accretive in the first full financial year following completion of the Transaction, taking into account the full impact of expected cost synergies; and

•	strong cash flow generation which will support further investment in growth opportunities as well as rapid deleveraging.

The Quanex Directors have approved the Transaction and intend to recommend unanimously that Quanex Stockholders vote in favour of the Quanex Share Proposal.

Unanimous Recommendation by the Tyman Directors

•	The Tyman Directors, who have been so advised by Greenhill as to the financial terms of the Transaction, consider the terms of the Main Offer and Capped All-Share Alternative to be fair and reasonable. In providing advice to the Tyman Directors, Greenhill has taken into account the commercial assessments of the Tyman Directors. Greenhill is providing independent financial advice to the Tyman Directors for the purposes of Rule 3 of the Takeover Code.

•	Accordingly, the Tyman Directors intend to recommend unanimously that Tyman Shareholders vote or procure votes to approve the Scheme at the Court Meeting and to vote or procure votes in favour of the Tyman Resolutions at the General Meeting as the Tyman Directors who hold Tyman Shares at the date of this Announcement have irrevocably undertaken to do (or procure to be done) in respect of their own beneficial holdings, totalling 446,094 Tyman Shares, representing approximately 0.23 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

•	However, the Tyman Directors are not able to and do not give any advice or recommendation to Tyman Shareholders as to whether they should elect to receive the Capped All-Share Alternative as its benefits will depend on each Tyman Shareholder's individual tax and financial situation. Tyman Shareholders should consider whether the Capped All-Share Alternative is suitable in light of their own personal circumstances and investment objectives and are, therefore, strongly recommended to seek their own independent financial, tax and legal advice and to read in full this Announcement and the Scheme Document (when published) before deciding whether to elect to receive the Capped All-Share Alternative.

Irrevocable Undertakings

•	In addition to the irrevocable undertakings from the Tyman Directors who hold Tyman Shares at the date of this Announcement, Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) to approve the Scheme at the Court Meeting and to vote (or procure the votes) in favour of the Tyman Resolutions at the General Meeting in respect of a total of 32,347,981 Tyman Shares representing approximately 16.4 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

•	Therefore, as at the date of this Announcement, Quanex has received irrevocable undertakings in respect of a total of 32,794,075 Tyman Shares representing approximately 16.7 per cent. of the issued share capital of Tyman as at the Latest Practicable Date. Full details of the irrevocable undertakings are set out in Appendix 3 to this Announcement.

Transaction Structure

•	It is intended that the Transaction will be implemented by way of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act. However, Quanex reserves the right to elect to implement the Transaction by way of a Takeover Offer, subject to the consent of the Panel and the terms of the Co-operation Agreement.

•	The terms of the Transaction will be put to Tyman Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, the Tyman Resolutions must be passed by the requisite majority or majorities at the General Meeting. The Scheme will also need to be sanctioned by the Court. Finally, a copy of the Court Order must be delivered to the Registrar of Companies for registration, upon which the Scheme will become Effective.

•	The Transaction, Main Offer and Capped All-Share Alternative will be made in accordance with the Takeover Code and on the terms and subject to the Conditions which are set out in Appendix 1 to this Announcement and on the further terms and conditions that will be set out in the Scheme Document. The Conditions include (amongst others):

-	the receipt or waiver of any applicable antitrust approvals or clearances in the United States and the United Kingdom;

-	approval of Tyman Shareholders at the Court Meeting and the General Meeting;

-	the issuance of the New Quanex Shares in connection with the Transaction having been approved by Quanex Stockholders at the Quanex Stockholder Meeting;

-	confirmation having been received by Quanex that the New Quanex Shares have been approved for listing, subject to official notice of issuance, on the NYSE;

-	the sanction of the Scheme by the Court; and

-	the delivery of a copy of the Court Order to the Registrar of Companies for registration.

•	It is expected that the Scheme Document, containing further information about the Transaction and notices of the Court Meeting and the General Meeting, will be posted to Tyman Shareholders (other than those resident in Restricted Jurisdictions) along with the Forms of Proxy and Form of Election in May 2024. However, this timing may be delayed dependent on the timing of the filing of the Proxy Statement and the Panel has agreed to the request of Tyman and Quanex that, to the extent required, the publication of the Scheme Document may be delayed beyond the 28 day period required under paragraph 3(a) of Appendix 7 of the Takeover Code by Tyman in order that shareholder materials are published to Tyman Shareholders on or around the same date as the Proxy Statement is posted to Quanex Stockholders. To the extent a delay in publication is required, it is expected that shareholder materials would be published by the end of Q2 2024.

•	It is also expected that a Proxy Statement, containing details of the Transaction, notice of the Quanex Stockholder Meeting, information on the New Quanex Shares and a proposal for the Quanex Share Proposal, will be mailed to Quanex Stockholders around the same time as the Scheme Document is posted to Tyman Shareholders, provided that the SEC has completed its review or confirmed no review of the Proxy Statement, with the Quanex Stockholder Meeting being held as soon as possible thereafter.

•	Quanex may also file additional documents with the SEC in relation to the Transaction. Quanex urges Quanex Stockholders to read these materials and the Proxy Statement carefully when they become available.

•	Quanex intends prior to completion of the Transaction to establish a CREST depositary interest dealing facility for the benefit of Tyman Shareholders to facilitate the trading of Quanex Shares from outside the USA. Details of how UK shareholders can hold, access, and trade the New Quanex Shares will be set out in the Scheme Document.

•	The Transaction is currently expected to become Effective in the second half of calendar year 2024, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix 1 to this Announcement and to the full terms and conditions of the Transaction which will be set out in the Scheme Document. An expected timetable of principal events will be included in the Scheme Document.

Commenting on the Transaction, Mr. George L. Wilson, the Chairman of the Board, President and Chief Executive Officer of Quanex, said:

“This transformative acquisition accelerates our journey to becoming "BIGGER", creating a leading supplier of building products with a more diverse geographic footprint, product offering and customer base. With significantly enhanced scale, we are looking forward to fully optimizing our portfolio of products and assets to position Quanex as a comprehensive solutions provider for our customers. Importantly, we expect employees of both companies to also benefit from increased opportunities as part of a larger organization with expanded engineering, design and manufacturing capabilities.

As one company, we will have an enhanced financial profile grounded in attractive margins, strong free cash flow and a healthy balance sheet, that will enable us to invest in organic and inorganic growth opportunities to deliver superior returns for investors. The industrial logic and strategic rationale of bringing Quanex and Tyman together are clear and compelling, and we are confident in our ability to drive meaningful value creation for both Quanex and Tyman shareholders and enhanced market offerings for our customer base.”

Commenting on the Transaction, Nicky Hartery, Non-Executive Chair of Tyman, said:

"This transformative and complementary transaction will strengthen the enlarged business for the benefit of all our customers, employees and other stakeholders. In the context of a rapidly evolving North American marketplace, our Board ultimately determined that this transaction is the best path to maximising value for Tyman Shareholders, who will be able to realise a meaningful portion of their holding in cash at a significant premium to the prevailing share price while also participating in the future upside of the enlarged group. Today marks the beginning of an exciting next chapter for Tyman and our talented employees, and we look forward to joining with Quanex to deliver future growth and success."

This summary should be read in conjunction with, and is subject to, the full text of this Announcement. The Transaction will be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix 2 to this Announcement contains the sources of information and bases of calculations of certain information contained in this Announcement. Appendix 3 to this Announcement contains a summary of the irrevocable undertakings received in relation to this Transaction. Appendix 4 to this Announcement contains the Quantified Financial Benefits Statement, together with the reports from KPMG, Quanex's reporting accountants and UBS, Quanex's sole financial adviser as required under Rule 28.1(a) of the Takeover Code. Appendix 5 to this Announcement contains definitions of certain expressions used in this summary and in this Announcement.

Quanex will host a conference call today at 8:30 a.m. ET / 7:30 a.m. CT / 1:30 p.m. BST to discuss this transaction. Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI5b79d00466184ba4ae6b79930f67dd32.

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time.

A link to the live audio webcast will be available on Quanex's website at http://www.quanex.com in the Investors section under Presentations & Events. A replay will be available for a limited time on Quanex's website at http://www.quanex.com in the Investors section under Presentations & Events.

Enquiries:

Quanex
Scott Zuehlke – Senior Vice President, Chief Financial Officer and Treasurer	+1 713 877 5327

UBS
(Sole Financial adviser to Quanex)
London: Joe Hannon, Romine Hakme, Josh Chauhan	+44 20 7567 8000
New York: Simon Smith, Jane Zovak, Vijay Kumra	+1 212 713 2000

Joele Frank, Wilkinson Brimmer Katcher
(PR adviser to Quanex)
Arielle Rothstein	+1 212 355 4449
Andrew Siegel
Lyle Weston

Tyman
Rutger Helbing – Chief Executive Officer	+44 207 976 8000
Jason Ashton – Chief Financial Officer

Greenhill
(Lead Financial adviser to Tyman)
Charles Montgomerie	+44 207 1987400
David Wyles
Charles Spencer

Deutsche Numis
(Financial adviser and Corporate broker to Tyman)
Jonathan Wilcox	+44 207 260 1000
Richard Thomas

MHP Group
(PR adviser to Tyman)
Reg Hoare	+44 7801 894577 / tyman@mhpgroup.com
Rachel Farrington
Matthew Taylor

Travers Smith LLP is acting as English legal adviser to Quanex and Foley & Lardner LLP is acting as US legal adviser to Quanex in connection with the Transaction.

Latham and Watkins (London) LLP is acting as legal adviser to Tyman in connection with the Transaction.

This Announcement contains inside information in relation to Tyman. The person responsible for arranging the release of this Announcement on behalf of Tyman is Peter Ho, Tyman General Counsel and Company Secretary.

Important notices about financial advisers

UBS AG London Branch ("UBS") is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority ("PRA") and subject to regulation in the United Kingdom by the Financial Conduct Authority ("FCA") and limited regulation in the United Kingdom by the PRA. UBS is acting exclusively as sole financial adviser to Quanex and for no one else in connection with the Transaction and will not be responsible to anyone other than Quanex for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement. Neither UBS nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of UBS in connection with the Transaction, this Announcement and any statement contained herein or otherwise.

Greenhill & Co. International LLP ("Greenhill"), an affiliate of Mizuho, which is authorised and regulated in the United Kingdom by the FCA, is acting as lead financial adviser to Tyman and for no one else in connection with the Transaction and will not be responsible to anyone other than Tyman for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement.

Numis Securities Limited (trading for these purposes as Deutsche Numis) ("Deutsche Numis"), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as exclusively for Tyman and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than Tyman for providing the protections afforded to clients of Deutsche Numis, or for providing advice in connection with the matters referred to herein. Neither Deutsche Numis nor any of its group undertakings or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Numis in connection with this Announcement or any matter referred to herein.

No Offer or Solicitation

This Announcement is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Announcement is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the US Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Transaction are anticipated to be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) of the US Securities Act.

The Transaction will be made solely by means of the Scheme Document to be published by Tyman in due course, or (if applicable) pursuant to an Offer Document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in such document(s). As explained below, if Quanex ultimately seeks to implement the Transaction by way of a Takeover Offer, that offer will be made in compliance with applicable US laws and regulations.

This Announcement does not constitute a prospectus or a prospectus exempted document.

This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Quanex or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Tyman outside of the US, other than pursuant to the Transaction, until the date on which the Transaction and/or Scheme becomes Effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

Important Additional Information will be Filed with the SEC

This Announcement may not be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Quanex Shares. In connection with the Transaction, Quanex is expected to file with the Proxy Statement with the SEC. To the extent Quanex effects the Transaction as a Scheme under English law, the issuance of New Quanex Shares would not be expected to require registration under the US Securities Act in reliance upon an exemption pursuant to Section 3(a)(10) of the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. BEFORE MAKING ANY VOTING DECISION, QUANEX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT (OR, IF APPLICABLE, THE OFFER DOCUMENT), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Quanex’s Stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement (or, if applicable, the registration statement on Form S-4), including the scheme document and/or offer document (as referred to above), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Quanex’s stockholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents (when available) by directing a written request to Quanex (Attention: Investor Relations), or from Quanex’s website at https://investors.quanex.com/.

Participants in the Solicitation

Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the Quanex Stockholders in respect of the Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Quanex Stockholders in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the Proxy Statement when it is filed with the SEC. Information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.

Overseas jurisdictions

The release, publication or distribution of this Announcement in or into jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this Announcement comes should inform themselves about, and observe, such restrictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their Tyman Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Further details in relation to the Overseas Shareholders will be contained in the Scheme Document (or, if the Transaction is to be implemented by a Takeover Offer, the Offer Document). Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Transaction disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by Quanex or required by the Takeover Code, and permitted by applicable law and regulation, the Transaction will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such means from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction and no person may vote in favour of the Transaction by use of mail or any other means of instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Accordingly, copies of this Announcement and all documents relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Transaction (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Transaction. If the Transaction is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Transaction may not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Transaction will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction.

The availability of the Transaction or of New Quanex Shares pursuant to the Transaction to Tyman Shareholders who are not resident in the United Kingdom or the ability of those persons to hold such shares may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Transaction shall be subject to English law and the jurisdiction of the Court and to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the FCA, the Listing Rules and the Registrar of Companies.

Additional information for US investors in Tyman

Tyman Shareholders in the United States should note that the Transaction relates to the securities of a UK company and is proposed to be effected by means of a scheme of arrangement under English law. This Announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with English law, the Takeover Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer rules. If, in the future, Quanex exercises the right to implement the Transaction by way of a Takeover Offer and determines to extend the offer into the United States, the Transaction will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Securities Act or US Exchange Act.

Tyman's financial statements, and all financial information that is included in this Announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles ("US GAAP"). The financial information included in this Announcement and the Scheme documentation in relation to Quanex has been or will have been prepared in accordance with US GAAP, except as otherwise specified therein.

It may be difficult for US holders to enforce their rights and claims arising out of the US federal securities laws, since Tyman is located outside of the US, and some or all of its officers and directors may be residents of countries other than the US. US holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The New Quanex Shares to be issued pursuant to the Transaction have not been registered under the US Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the US Securities Act. The New Quanex Shares to be issued pursuant to the Transaction will be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) under the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. In this event, Tyman Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Quanex’s Investor Relations team identified above.

New Quanex Shares issued to persons other than “affiliates” of Quanex (defined as certain control persons, within the meaning of Rule 144 under the US Securities Act) will be freely transferable under US federal securities laws and regulations following the Transaction. Persons (whether or not US persons) who are or will be “affiliates” of Quanex within 90 days prior to, or after, the Effective Date will be subject to certain transfer restrictions relating to the New Quanex Shares under US federal securities laws and regulations.

Forward-looking statements

This Announcement contains “forward-looking statements” with respect to the Quanex Group and the Tyman Group. These statements are based on the current expectations of the management of Quanex and/or Tyman and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this document include statements relating to the expected effects of the Transaction on Tyman and/or Quanex, the expected timing and scope of the Transaction, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex or Tyman. Although Tyman and/or Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Tyman and/or Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Transaction will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Transaction (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Transaction is implemented, the inability of the Enlarged Group to integrate successfully Quanex’s and Tyman’s operations when (and if) the Transaction is implemented and the Enlarged Group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to Quanex or Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

Use of Non-GAAP financial information

Quanex uses the non-GAAP measures of adjusted EBITDA and net debt in this Announcement. These non-GAAP financial measures are provided to enhance the user’s understanding of Quanex’s past financial performance and its prospects for the future. Quanex’s management team uses these non-GAAP financial measures in assessing Quanex’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by Quanex to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with Quanex’s consolidated financial statements prepared in accordance with U.S. GAAP.

Quanex is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of Quanex. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

No profit forecasts or estimates

No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for Tyman or Quanex for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Tyman or Quanex.

Quantified Financial Benefits Statement

The statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which by their nature, involve risks, uncertainties and contingencies. The synergies and cost savings referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Enlarged Group’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of Quanex and/or Tyman for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Takeover Code, the Quantified Financial Benefits Statement is the responsibility of Quanex and the Quanex Directors.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Right to switch to a Takeover Offer

Quanex reserves the right to elect, with the consent of the Panel, and subject to the terms of the Co-operation Agreement, to implement the Transaction by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Tyman as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Quanex so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix 1 to this Announcement. Upon sufficient acceptances being received in respect of such Takeover Offer, Quanex intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act so as to acquire compulsorily the remaining Tyman Shares in respect of which the Takeover Offer has not been accepted.

Publication of this Announcement on website

A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 of the Takeover Code will be available, free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Quanex's website at https://www.roadto2b.com/ and Tyman's website at https://www.tymanplc.com/investor-relations by no later than 12:00 p.m. (London time) on the Business Day following this Announcement.

For the avoidance of doubt, the contents of these websites and any websites accessible from hyperlinks on these websites are not incorporated into, and do not form part of, this Announcement.

Information relating to Tyman Shareholders

Please be aware that addresses, electronic addresses and certain information provided by Tyman Shareholders, persons with information rights and other relevant persons for the receipt of communications from Tyman may be provided to Quanex during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

Right to receive documents in hard copy form

Any person entitled to receive a copy of documents, announcements and information relating to the Transaction is entitled to receive such documents in hard copy form free of charge. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. A person may also request that all future documents, announcements and information in relation to the Transaction are sent to them in hard copy form.

In accordance with Rule 30.3 of the Takeover Code, Tyman Shareholders, persons with information rights and participants in Tyman Share Plans may request a hard copy of this Announcement by contacting Tyman's registrars, Link Group, on +44 (0) 371 277 1020. Lines are open from 9 a.m. to 5.30 p.m. (London time) Monday to Friday. Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate.

Please note the Shareholder Helpline cannot provide advice on the merits of the Transaction or the Scheme nor give any financial, investment, legal or tax advice.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

General

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.

Rule 2.9

For the purposes of Rule 2.9 of the Takeover Code, Tyman confirms that, as at the Latest Practicable Date, it had in issue 196,322,249 ordinary shares of £0.05 each (excluding 439,810 ordinary shares held in treasury). The International Securities Identification Number ("ISIN") of the Tyman Shares is GB00B29H4253.

For the purposes of Rule 2.9 of the Takeover Code, Quanex confirms that, as at the Latest Practicable Date, it had in issue 33,111,593 shares of common stock (excluding 4,015,431 shares of common stock held in treasury). The ISIN of the Quanex Shares is US7476191041.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

22 April 2024

RECOMMENDED CASH And Share OFFER
FOR
Tyman PLC ("Tyman")
BY
Quanex cORPORATION ("Quanex")

to be implemented by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006

Introduction

The boards of Quanex and Tyman are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer pursuant to which Quanex will acquire the entire issued and to be issued ordinary share capital of Tyman (the "Transaction"). The Transaction is to be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

1.	The Transaction

Under the terms of the Transaction, which will be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, Tyman Shareholders will be entitled to receive for each Tyman Share held at the Scheme Record Time:

•	240.0 pence in cash; and

•	0.05715 of a New Quanex Share,

(the "Main Offer").

The Main Offer comprises approximately 60 per cent. by value in cash and approximately 40 per cent. by value in New Quanex Shares.

As an alternative to the Main Offer, Tyman Shareholders will be able to elect to receive the consideration in respect of their entire holding of Tyman Shares in Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held at the Scheme Record Time (the "Capped All-Share Alternative").

The Capped All-Share Alternative will be made available in respect of up to 25 per cent. of the Tyman Shares outstanding on the Effective Date. To the extent that valid elections for the Capped All-Share Alternative received cannot be satisfied in full, they will be scaled back as nearly as possible on a pro-rata basis with the remaining consideration payable in cash and New Quanex Shares in the proportions applicable to the Main Offer (with any fractions of New Quanex Shares resulting from such scaling to be dealt with as set out in paragraph 14 below).

Based on Quanex's share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate:

•	0.05715 of a New Quanex Share (issued under the Main Offer) is equivalent to 160.0 pence; and

•	0.14288 of a New Quanex Share (issued under the Capped All-Share Alternative) is equivalent to 400.0 pence.

Accordingly, and on the above basis, the Main Offer and the Capped All-Share Alternative value each Tyman Share at 400.0 pence as at the Latest Practicable Date.

Further, based on Quanex's share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate, the Transaction:

•	values the entire issued and to be issued share capital of Tyman at approximately £788 million;

•	represents a premium of approximately 35.1 per cent. to the Closing Price of 296.0 pence per Tyman Share on the Latest Practicable Date;

•	represents a premium of approximately 39.6 per cent. to the Closing ex Dividend Price of 286.5 pence per Tyman Share on the Latest Practicable Date;

•	represents a premium of approximately 36.0 per cent. to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

•	represents a premium of approximately 40.5 per cent. to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

Each of the Tyman Directors who holds Tyman Shares has irrevocably undertaken to vote or procure votes in favour of the Scheme (or, in the event that the Transaction is to be implemented by way of a Takeover Offer, accept or procure the acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Tyman Shares.

In addition to the irrevocable undertakings from the Tyman Directors, Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) in favour of the Scheme in respect of 16.4 per cent. of the Tyman Shares and to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares.

Upon completion of the Transaction, and subject to the elections made by Tyman Shareholders, Tyman Shareholders will own between approximately 30 per cent. (if all Tyman Shareholders, other than Teleios, receive the Main Offer) and approximately 32 per cent. (if all Tyman Shareholders elect to receive the Capped All-Share Alternative) of the Enlarged Group as at the Latest Practicable Date. Pursuant to the Transaction, Tyman will become a wholly-owned subsidiary of Quanex. The transmission of New Quanex Shares by the transfer agent shall be subject to any applicable legal or regulatory conditions required in connection with such transmission.

Tyman Shareholders who do not positively elect to receive the Capped All-Share Alternative will automatically receive the Main Offer. Each Tyman Shareholder shall only be entitled to elect to receive the Capped All-Share Alternative in respect of all (and not some) of the Tyman Shares held by them. Further details in relation to making an election for the Capped All-Share Alternative will be contained in the Scheme Document and the Forms of Proxy and Form of Election.

Quanex has agreed to provide an observer right on the Quanex board to any person who: (i) is beneficially interested in 16 per cent. or more of the fully diluted ordinary share capital of Tyman when the Transaction is Effective; (ii) will, following the issue of the New Quanex Shares to Tyman Shareholders pursuant to the terms of the Transaction, be beneficially interested in 5 per cent. or more of the issued Quanex Shares when such New Quanex Shares are listed on the NYSE, taking into account only (x) those New Quanex Shares which are issued to Tyman Shareholders pursuant to the terms of the Transaction (and no other Quanex Shares, howsoever acquired or received by them) as the numerator for such calculation and (y) only the aggregated number of all New Quanex Shares and Quanex Shares (excluding shares held in treasury) in issue as at the date of this Announcement as the denominator for such calculation; and (iii) has obtained any required regulatory or legal approvals necessary for such person to take up such right. Quanex will be entitled to terminate this observer right on the date of Quanex's 2026 annual general meeting. Further details will be set out in the Scheme Document.

Tyman Shareholders will continue to be entitled to receive the final dividend of 9.5 pence per Tyman Share announced by Tyman on 7 March 2024 for the financial year ended 31 December 2023 (the "FY23 Dividend"). If any other dividend, distribution and/or other return of value is proposed, authorised, declared, made or paid or becomes payable in respect of Tyman Shares on or after the date of this Announcement and before the Effective Date (other than, or in excess of, the FY23 Dividend), Quanex reserves the right to reduce the consideration (and, accordingly, the Main Offer and the Capped All-Share Alternative) by the amount of any such dividend, distribution and/or other return of value.

It is expected that the Scheme Document, containing further information about the Transaction and notices of the Court Meeting and the General Meeting, will be posted to Tyman Shareholders (other than those resident in Restricted Jurisdictions) along with the Forms of Proxy and Form of Election in May 2024. However, this timing may be delayed dependent on the timing of the filing of the Proxy Statement and the Panel has agreed to the request of Tyman and Quanex that, to the extent required, the publication of the Scheme Document may be delayed beyond the 28 day period required under paragraph 3(a) of Appendix 7 of the Takeover Code by Tyman in order that shareholder materials are published to Tyman Shareholders on or around the same date as the Proxy Statement is posted to Quanex Stockholders. To the extent a delay in publication is required, it is expected that shareholder materials would be published by the end of Q2 2024.

It is also expected that a Proxy Statement, containing details of the Transaction, notice of the Quanex Stockholder Meeting, information on the New Quanex Shares and a proposal for the Quanex Share Proposal, will be mailed to Quanex Stockholders around the same time as the Scheme Document is posted to Tyman Shareholders, provided the SEC has completed its review or confirmed no review of the Proxy Statement, with the Quanex Stockholder Meeting being held as soon as possible thereafter.

2.	Background to and reasons for the Transaction

Quanex has been following Tyman for a number of years and has been impressed with the strategy employed by the Tyman Directors and the Tyman management team in creating a well-balanced and diversified business with a growing global presence.

Tyman's product offering is highly complementary and synergistic to Quanex's existing portfolio, which will enable the Enlarged Group to better serve its customers. Quanex also believes that Tyman's existing business would benefit from the opportunity to market a broader product offering and range of services to existing and new customers.

Critically, based on discussions with Tyman's senior management team, Quanex believes there is a high degree of alignment between the Quanex and Tyman internal cultural identities and a shared understanding of how people work together to execute the business strategies.

Overall, the Quanex Directors believe that the acquisition of Tyman offers compelling industrial logic and strategic rationale, while offering a significant value creation opportunity for stockholders in the Enlarged Group, as it:

•	presents a unique opportunity to create a larger, more diversified supplier of components and access solutions to customers in the building products sector, particularly across the fenestration portfolio in North America;

•	aligns with Quanex's "BIGGER" strategic roadmap, including its "Bold" acquisition strategy, for growth and value creation;

•	strengthens brand leadership with the addition of Tyman's highly regarded family of brands and complementary product portfolio;

•	enhances the financial profile of the Enlarged Group by accelerating growth, and increasing profitability and cash generation; and

•	unlocks substantial value creation for both Quanex and Tyman shareholders through a material cost synergy opportunity.

Aligns with Quanex's "BIGGER" strategic roadmap for growth and value creation

•	Bold acquisition strategy targeting new lines of business: The Transaction enhances product offering with a complementary portfolio, offering opportunity to capture additional market opportunities, while moving Quanex close to its US$2 billion revenue target.

•	Innovative product development driving consistent growth in core segments: The Transaction will bring further new product development capabilities while enhancing customer reach.

•	Growth-focused strategy incorporating technology across the platform: The Transaction will bolster global growth potential, supporting the ability to deliver 'above market' growth.

•	Globally-oriented approach that expands reach while supporting international divisions: The Transaction enhances Quanex's manufacturing footprint in the US, UK and Germany, while adding exposure into Southern Europe, Middle East, Australasia and Latin America with Tyman's existing presence.

•	Engaged to maximize positive impact for all stakeholders: Both Quanex and Tyman have strong mutual commitment to a sustainability framework, while helping customers drive a sustainable business model through more energy efficient operations.

•	Responsive to ideas and opportunities identified across the organization: Integration will aim to further streamline and transform operations, working towards a more efficient manufacturing footprint and a more flexible operating model.

Creates a larger, more diversified supplier of components and access solutions to customers in the building products sector

The acquisition by Quanex of Tyman offers a unique opportunity to create a leading supplier of components to OEMs in the building products sector globally. The Enlarged Group will:

•	have complementary product portfolios of trusted brands, routes to market and manufacturing processes, as well as a highly complementary customer base offering significant cross-selling opportunities;

•	benefit from a strong business franchise in North America, with increased global reach for Quanex due to Tyman’s international footprint coupled with Quanex's existing presence in the UK and Germany;

•	take advantage of the significantly enhanced scale to fully optimize its portfolio of products and assets, moving Quanex closer to becoming a comprehensive solutions provider;

•	be well-positioned from a strategic and financial perspective to grow in attractive categories with value-added positioning, driven by secular growth (e.g., more energy efficiency product offering); and

•	capitalize on expanded engineering, design and manufacturing capabilities.

Strengthens brand leadership with the addition of Tyman's highly regarded family of brands and complementary product portfolio

•	Tyman's family of brands includes highly-regarded names in their respective business segments, which boast wide customer bases. These brands offer product solutions in the window and door hardware, commercial access solutions, and seals and extrusions verticals, for residential and commercial users across its North America, UK and Ireland, and International divisions.

•	The Enlarged Group will utilise Tyman's leading brands, including Amesbury Truth, Lawrence and Bilco in North America; ERA, Zoo and Access 360 in the UK and Ireland; and Schlegel, Giesse and Reguitti internationally, implementing a multi-brand strategy to allow increased access to the combined customer base and drive cross-selling opportunities.

Enhances financial profile of the Enlarged Group by accelerating growth and increasing profitability

The Enlarged Group is expected to have an enhanced financial profile with increased scale, greater long-term growth potential, higher profitability, and strong free cash flow generation supported by a healthy balance sheet position. The Enlarged Group will be well-positioned to pursue organic growth and further acquisitions that fit within Quanex's stated "Bold" acquisition framework.

•	Enhanced scale and attractive margins: The Transaction is expected to result in significantly enhanced scale and reach for the Enlarged Group with combined 2023 fiscal year revenues of approximately US$2 billion, with approximately 73 per cent. of combined sales coming from North America:

-	the Enlarged Group is expected to benefit from an improved margin profile, driven in part by significant cost synergy potential, with a higher adjusted EBITDA margin (based on financial year ended 31 October 2023 for Quanex and 31 December 2023 for Tyman and after taking into account the impact of run-rate cost synergies of US$30 million expected to be fully achieved by the second year following completion of the Transaction);

-	the Quanex Directors believe that the Enlarged Group will attract a larger universe of shareholders and as a result increase the trading liquidity of the shares in the Enlarged Group.

•	Earnings accretive: The Transaction is expected to be significantly earnings enhancing after the first full financial year following completion of the Transaction taking into account full cost synergies.

•	Attractive valuation: The Transaction implies an attractive value multiple when factoring in full annual run-rate cost synergies in the context of Quanex's and Tyman's long-term average trading multiples.

•	Strong cash flows and opportunity to invest in growth: The increased scale is expected to result in operational benefits which will support more rapid delivery of each of Quanex's and Tyman's business plans. The Enlarged Group will benefit from a healthy balance sheet, strong liquidity and an improved cash flow profile.

•	Prudent financing structure: At the end of fiscal year 2024 (assuming completion of the Transaction has occurred), the Enlarged Group is expected to have a net leverage ratio (being net debt to pro-forma adjusted EBITDA) of approximately 2.1x. The Quanex Directors believe that based on strong expected free cash flow generation, the Enlarged Group would achieve net leverage of approximately 1.5x in the medium-term following completion of the Transaction. In particular:

-	given its prudent capital structure, the Enlarged Group would be well-positioned to accelerate future growth both organically and through a joint strategy of value accretive acquisitions, to generate further returns for shareholders;

-	the Enlarged Group will continue to be focused on total shareholder returns, while exploring capital allocation options, through stock repurchases, M&A activity and dividend distribution where prudent and once deleveraging is achieved; and

-	the Enlarged Group will continue to review and optimize its portfolio, including investing in organic and inorganic growth, and may consider the potential divestiture of non-core assets that, if completed, would help accelerate debt reduction.

Substantial value creation unlocked for both Tyman and Quanex shareholders through a material synergy opportunity

The Quanex Directors believe that the Enlarged Group will generate significant synergies which will provide further value upside to its shareholders. The Quanex management team has a strong track record of successfully integrating businesses from previous M&A activity and delivering synergies, including the acquisitions of Liniar, Woodcraft LMI Custom Mixing, LLC.

Significant recurring cost synergies opportunity

The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.

The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:

•	approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•	approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•	approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.

The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.

Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out in Appendix 4 to this Announcement. These estimated synergies have been reported on for the purposes of Rule 28 of the Takeover Code by KPMG. References to estimated cost savings should always be read in conjunction with Appendix 4 to this Announcement.

Revenue synergies opportunity

In addition to the quantified cost synergies set out above, Quanex believes that there are several potential revenue opportunities for the Enlarged Group, including additional revenue growth through capitalising on the cross-selling opportunities arising from Quanex's and Tyman's complementary customer bases. Although the Quanex Directors are confident of realising value via the delivery of revenue synergies, these have not been quantified for public reporting under the Takeover Code at this stage.

3.	Tyman Recommendation

The Tyman Directors, who have been so advised by Greenhill as to the financial terms of the Transaction, consider the terms of the Main Offer and the Capped All-Share Alternative to be fair and reasonable. In providing advice to the Tyman Directors, Greenhill has taken into account the commercial assessments of the Tyman Directors. Greenhill is providing independent financial advice to the Tyman Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly, the Tyman Directors intend to recommend unanimously that Tyman Shareholders vote or procure votes to approve the Scheme at the Court Meeting and to vote or procure votes in favour of the Tyman Resolutions at the General Meeting as the Tyman Directors who hold Tyman Shares at the date of this Announcement have irrevocably undertaken to do (or procure to be done) in respect of their own beneficial holdings, totalling 446,094 Tyman Shares, representing approximately 0.23 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

However, the Tyman Directors are not able to and do not give any advice or recommendation to Tyman Shareholders as to whether they should elect to receive the Capped All-Share Alternative as its benefits will depend on each Tyman Shareholder's individual tax and financial situation. Tyman Shareholders should consider whether the Capped All-Share Alternative is suitable in light of their own personal circumstances and investment objectives and are, therefore, strongly recommended to seek their own independent financial, tax and legal advice and to read in full this Announcement and the Scheme Document (when published) before deciding whether to elect to receive the Capped All-Share Alternative.

4.	Background to and reasons for the recommendation

Tyman has, through a series of transformational transactions over the past decade, become one of the largest global providers of highly-engineered door and window hardware, seals, extrusions and access solutions, with strategic positions across North America, UK and Ireland and Europe. This position is underpinned by its recognized and leading brands, including Amesbury Truth, Lawrence, Bilco, ERA, Zoo, Giesse, Schlegel and others. A combination of organic and inorganic growth combined with a range of operational initiatives have driven revenue and adjusted operating profit to £657.6m and £84.4m for the year ended December 2023.

Tyman Group’s Focus, Define, Grow strategy has been instrumental in transforming the financial profile, geographic footprint, performance and culture of the Company. Since its inception, Tyman have rationalized their facility network and product portfolio, optimized processes and established the Tyman Excellence System and “One Tyman” culture, which has created a platform capable of delivering growth through new product development, market expansion, enhanced customer experience and targeted M&A. Management have embedded sustainability at the core of this strategy, across products, operations, culture and solutions with 23 per cent. of revenues now generated from products that positively impact one or more of the UN SDG goals, predominantly in energy saving products.

Whilst market conditions have been challenging, the long-term fundamentals across the business are strong in all of Tyman’s main geographies, in particular in North America, where Tyman generated 72 per cent. of its adjusted operating profit (before central costs) during the financial year ended 31 December 2023. Tyman has a leading position in North America and the large undersupply of housing, positive demographic trends and the expected step-up in the proportion of homes reaching prime remodelling age in the coming years will underpin future market growth rates.

Whilst Tyman standalone will benefit from these North American growth opportunities, the timing of achieving them is partially dependent on uncertain macro-economic factors which brings a degree of risk. At this time, the Tyman Directors believe that it may take some years before the benefits of the potential growth opportunities in North America in particular are realized and for their value to be reflected in Tyman’s share price and rating.

Furthermore, scale is becoming increasingly important in the fenestration industry as evidenced both by the step-up in the pace of consolidation within our larger North American customers and the acquisitions of some of our competitors by larger multinationals. In the context of this changing market dynamic, Tyman’s current scale could limit management’s ability to capitalize on market growth opportunities, as well as create challenges in executing on larger acquisition targets in the North American market in the future.

While the Tyman Directors remain confident that Tyman's strategy can deliver attractive returns for Tyman Shareholders as an independent company, they recognise that there are risks to, as well as uncertainty as to the timing and the delivery of, these returns.

The Tyman Directors therefore believe that a combination with Quanex strengthens Tyman’s strategic positioning in the North America marketplace immediately. The Tyman Directors believe that the Transaction would offer further compelling strategic and operational benefits to all stakeholders, including:

•	bringing together leading brands in the building products components market, particularly across the fenestration segment in North America, and creating a broad product portfolio with geographic and product complementarity;

•	creating a significant opportunity to cross-sell existing and new products and promote the value proposition to the combined customer base, via strategically aligned routes to market;

•	providing added scale to accelerate product innovation and development initiatives to sustain long term growth;

•	offering greater capacity to pursue value-creating acquisitions supported by a healthy balance sheet position with modest pro forma leverage post Completion;

•	bringing together two respected and highly experienced customer-focused management teams with a common culture of excellence and innovation; and

•	unlocking substantial value creation for both Tyman and Quanex shareholders via a significant and tangible cost and potential future revenue synergy opportunity.

The Tyman Directors recognise that the Main Offer provides the opportunity to realise a meaningful proportion of Tyman Shareholders’ investment at a compelling valuation in cash, whilst also having the opportunity to benefit in the potential future upside of the Enlarged Group through the New Quanex Share component. Similarly, the Capped All-Share Alternative provides an increased opportunity to benefit in that potential future upside in lieu of the cash consideration.

Based on the offer value of 400.0 pence per Tyman Share, the Main Offer and the Capped All-Share Alternative represent:

•	a premium of approximately 35.1 per cent. to the Closing Price of 296.0 pence per Tyman Share on the Latest Practicable Date;

•	a premium of approximately 39.6 per cent. to the Closing ex Dividend Price of 286.5 pence per Tyman Share on the Latest Practicable Date;

•	a premium of approximately 36.0 per cent. to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

•	a premium of approximately 40.5 per cent. to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

For the avoidance of doubt, in addition to the consideration payable in connection with the Transaction, eligible Tyman Shareholders will continue to be entitled to receive the FY23 Dividend of 9.5 pence per Tyman Share for the financial year ended 31 December 2023, which would be paid on 29 May 2024 to eligible Tyman Shareholders on the register at 26 April 2024.

To the extent that elections for Capped All-Share Offer cannot be satisfied in full, they will be scaled down as nearly as reasonably practicable on a pro-rata basis with the remaining consideration payable in cash and New Quanex shares in the proportions set out in the Main Offer.

The Tyman Directors note that the implied value multiple is at an attractive level when compared to other relevant comparable transactions in the building materials sector.

In addition to the financial terms of the Transaction, in its evaluation of Quanex as a suitable owner of Tyman from the perspective of all stakeholders, the Tyman Directors have also taken into account Quanex’s intentions for the business, management and employees and other stakeholders of Tyman, as outlined in paragraph 10 of this Announcement. The Tyman Directors welcome Quanex’s intention that, following completion of the Transaction, it intends to safeguard the existing contractual and statutory employment rights of the employees Tyman in accordance with applicable law upon completion of the Transaction, and does not intend to make any changes to the agreed employer contributions into Tyman's existing defined contribution pension scheme or the admission of new members to such pension scheme following completion of the Transaction other than to harmonise the Tyman employee 401k plans in the United States with the equivalent Quanex plans. The Board of Tyman further welcome Quanex’s intention to maintain the existing Tyman manufacturing sites and the fact that it does not intend to redeploy any of Tyman’s material fixed assets or alter its R&D function.

The Tyman Board notes that Quanex has stated that the Enlarged Group is expected to fully realise pre-tax run-rate cost synergies of approximately US$30 million by the end of the second year post completion of the Transaction. The Tyman Directors are reassured that Quanex will be adopting a “best of both” approach in several areas including in operations, and believe that the Enlarged Group will provide existing Tyman management and employees with opportunities to continue their career and personal development as part of a significantly larger and stronger global business.

Given that detailed information to formulate comprehensive plans or intentions regarding the impact of the Transaction on Tyman is not yet available, the Tyman Directors are unable to express a more detailed opinion on the impact of the Transaction on Tyman management, employees and offices, save for as set out in paragraph 10 of this Announcement.

Accordingly, following careful consideration of the above factors, the Tyman Directors, who have been so advised by Greenhill as to the financial terms of the Main Offer and the Capped All-Share Alternative, unanimously consider the terms of the Main Offer and the Capped All-Share Alternative to be fair and reasonable. In providing their financial advice to the Tyman Directors, Greenhill have taken into account the commercial assessments of the Tyman Directors. Greenhill is providing independent financial advice to the Tyman Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly, the Tyman Directors intend to recommend unanimously that Tyman Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings, as each of the Tyman Directors who own Tyman Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of Tyman Shares. Further details of those irrevocable undertakings are set out below and in Appendix 3 of this Announcement.

5.	Quanex Recommendation

The Quanex Directors consider the Transaction to be advisable and in the best interests of Quanex and the Quanex Stockholders and intends to recommend unanimously that Quanex Stockholders vote in favour of the Quanex Share Proposal at the Quanex Stockholder Meeting which will be convened in connection with the Transaction.

6.	Irrevocable undertakings

In addition to the irrevocable undertakings from the Tyman Directors who hold Tyman Shares at the date of this Announcement, Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) to approve the Scheme at the Court Meeting and to vote (or procure the votes) in favour of the Tyman Resolutions at the General Meeting in respect of a total of 32,347,981 Tyman Shares representing approximately 16.4 per cent. Of the issued share capital of Tyman as at the Latest Practicable Date.

Quanex has therefore received irrevocable undertakings in respect of a total of 32,794,075 Tyman Shares representing approximately 16.7 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

Further details of these irrevocable undertakings, including the circumstances in which they may lapse, are set out in Appendix 3 to this Announcement.

7.	Information on Quanex

Quanex is a global manufacturer of components and a key partner to OEMs for fenestration, cabinetry, solar, refrigeration and outdoor products. Quanex's solutions include insulating glass spacers, vinyl profiles, window and door screens, cabinet components, fenestration components, vinyl extrusions, rubber extrusions, kitchen components, bathroom components and millwork.

Quanex, through its 'Part of Something Bigger' strategy is dedicated to:

•	improving the performance, sustainability and aesthetics of end products through continuous innovation;

•	helping customers achieve greater production efficiencies;

•	giving back to communities in which it operates;

•	enhancing shareholder value; and

•	helping its employees learn, grow and thrive.

Quanex serves a primary customer base in North America and the United Kingdom, but also serves customers globally through operating plants in the United Kingdom and Germany as well as through sales and marketing activities in other countries.

8.	Information on Tyman

Tyman is a leading international supplier of engineered fenestration components and access solutions to the construction industry. The Group designs and manufactures products that enhance the comfort, sustainability, security, safety and aesthetics of residential homes and commercial buildings. Tyman’s portfolio of leading brands serve their markets through three regional divisions (North America, UK and Ireland and Europe) and cover all aspects of the hardware and sealing solutions required for doors and windows, and a full suite of solutions for roof, wall and floor access in residential and commercial buildings.

9.	Synergies

The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.

The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:

•	approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•	approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•	approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.

The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.

Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.

Appendix 4 to this Announcement includes a copy of the statements of anticipated cost savings and synergies arising out of the Transaction and provides underlying information and bases of belief. Appendix 4 to this Announcement also includes reports from Quanex's reporting accountant, KPMG, and its sole financial adviser, UBS, in connection with the anticipated quantified financial benefits statements, as required pursuant to Rule 28.1(a) of the Takeover Code, and provides underlying information and bases for the accountant’s and adviser’s respective reports. Each of KPMG and UBS has given and not withdrawn its consent to the publication of its report in this announcement in the form and context in which it is included.

10.	Strategic plans for Tyman, its directors, management, employees, pensions, research and development and locations

Quanex believes that the Transaction has a compelling strategic rationale, will create significant value for all stakeholders, and is consistent with Quanex's long-term growth strategy. Quanex believes that there is a strong strategic fit between Tyman's and Quanex's businesses based on highly complementary product offerings, customer portfolios, and geographic footprints in North America, Europe and the rest of the world. The Enlarged Group will benefit from significant cross-selling opportunities, increased presence in various geographies as well as an enhanced offering. Quanex is confident in the overall prospects of Tyman's business and its long-term value.

Quanex's intentions and strategic plans for Tyman

Prior to this Announcement, consistent with market practice, Quanex has been granted due diligence access to targeted information and Tyman's senior management for the purposes of confirmatory due diligence and to conduct its synergy assessment. This process has informed Quanex's view on the prospects of the Enlarged Group, the synergies described in paragraph 9 above and Quanex's initial plans for the integration of Tyman.

Based on the work described above, Quanex's management, following discussions with the senior leadership of Tyman has undertaken a preliminary operational and strategic review of and developed an initial integration plan for the Enlarged Group. Quanex will continue to review Tyman's business and intends to undertake a full evaluation of Tyman in the 12 months following completion of the Transaction in order to formulate a detailed strategic and integration plan for the Enlarged Group.

Key areas of focus in the operational review and development of the integration plan include:

•	retaining the best talent from each of Quanex and Tyman to ensure a best-in-class offering for customers, partners and stakeholders;

•	building upon the synergy assessment undertaken to date to consider additional potential synergy benefits that might be possible, including with access to additional Tyman data;

•	improving the performance of key parts of Tyman's operations in the context of the Enlarged Group;

•	optimising the geographical footprint for the Enlarged Group while retaining rigorous central oversight; and

•	continuing to run the business with a prudent balance sheet approach to provide financial flexibility to pursue further inorganic growth opportunities in line with Quanex's clearly articulated long-term strategy.

During the implementation of the integration plan, Quanex will place a strong focus on maintaining operational excellence and minimising any disruption to customers. A key objective of integration will be the delivery of the cost synergies and other benefits of the Transaction. Quanex believes the integration planning and execution will be assisted by the strong experience of Quanex's management team in integrating previous acquisitions including LMI Custom Mixing, LLC, Liniar and Woodcraft Industries. Quanex intends to complete the implementation of the integration plan, and fully realise the expected synergies, within two years following completion of the Transaction.

Board and executive leadership of the Enlarged Group

The Enlarged Group will be led by Quanex's Chairman of the Board, President and Chief Executive Officer, Mr. George L. Wilson.

The board of directors of the Enlarged Group will comprise the existing non-executive directors of Quanex. All non-executive directors of Tyman will resign as directors of Tyman, with payment to be made in lieu of their contractual notice periods, on the Effective Date.

Employees and management

Quanex attaches great importance to the skill and experience of Tyman's management and recognises their contribution to the success that has been achieved by Tyman to date. Quanex recognises that the active participation and continued commitment of Tyman's management and employees will be key to the success of the Enlarged Group. The Enlarged Group will aim to retain the best talent of Quanex and Tyman across the Enlarged Group and does not intend to change the overall balance of skills and functions of employees and management across the Enlarged Group. Quanex expects that Tyman management and employees will benefit from the greater opportunities and enhanced scale of the Enlarged Group as well as utilising the collective know-how and talents of the enlarged workforce across all geographies.

Quanex's preliminary evaluation work to identify potential synergies arising from the Transaction suggests that there will be some duplication between the two businesses’ management, administrative, functional support and other central areas. It has also confirmed the benefits from consolidating operations, including as a result of Tyman ceasing to be a standalone publicly listed company. Whilst the steps for any restructuring are not yet known, based on the work undertaken to date, Quanex recognises that there will be a reduction in the total number of roles by approximately two per cent. of the Enlarged Group’s total number of employees (on a full-time equivalent basis) as a result of the Transaction, some of which will take place via natural attrition. The Enlarged Group will aim to retain the best talent from each of Quanex and Tyman, and any such proposals will be carried out through a fair and transparent process in accordance with applicable legal requirements.

Quanex expects that any restructuring referred to above would be phased over 24 months following completion of the Transaction. The detailed steps for such restructuring are subject to further review and would be subject to comprehensive and detailed planning, appropriate engagement and consultation with representatives and other stakeholders, including affected employees and any appropriate employee representative bodies in accordance with the legal obligations of the Enlarged Group. Quanex intends to commence this engagement process long enough before any final decisions are taken so as to ensure that relevant legal obligations are complied with.

Other than as described above, Quanex does not anticipate that there will be any material change to the balance of skills and functions of the management and employees in the Enlarged Group. Furthermore, Quanex intends to safeguard the existing contractual and statutory employment rights of the employees of Quanex and Tyman in accordance with applicable law upon completion of the Transaction. Quanex's plans for Tyman do not involve any material change in the employment of, or in the conditions of employment of, Tyman employees, unless otherwise agreed with the relevant employee.

Following completion of the Transaction and as part of integration planning, Quanex may review the alignment of the remuneration and incentivisation arrangements as between employees and management of the Quanex Group and the Enlarged Group, as well as redundancy and other policies operated within the Enlarged Group, with a view to harmonising the position for employees and management across the Enlarged Group (in particular, those in equivalent positions) over time as is appropriate.

However, at the time of this Announcement, Quanex does not have any detailed plans or intentions in this regard and Quanex has not entered into, and has not discussed, any form of incentivisation arrangements with members of Tyman's management team.

Pension schemes

Quanex intends to harmonise the Tyman employee 401k plans in the United States with the equivalent Quanex plans following completion of the Transaction.

Other than as referred to above, Quanex does not intend to make any changes to the agreed employer contributions into Tyman's existing defined contribution pension scheme or the admission of new members to such pension scheme following completion of the Transaction.

Headquarters and locations, business, assets, research and development

The Enlarged Group intends to consolidate the head office functions of Quanex and Tyman so that they can operate from a single location. The Enlarged Group headquarters will be located at Quanex's current head office in Houston, Texas. Subject to further review and appropriate engagement and consultation with affected employees in accordance with the legal obligations of the Enlarged Group, the intention is that the Tyman head office in London will be closed. Following completion of the Transaction, Quanex will review the expanded office and production facility footprint, and consider, where the Enlarged Group has co-located offices or production facilities, whether there is scope for consolidation to optimise rental and lease expenses, and to enable colleagues to work together more closely and enhance the corporate culture.

Quanex does not intend to close any of Tyman's manufacturing facilities as a result of the Transaction.

Quanex does not intend to redeploy any of Tyman's material fixed assets as a result of the Transaction.

Quanex understands the importance of R&D to Tyman's business. It does not intend to make any changes to the R&D function of either Tyman or Quanex.

Brands

Following completion of the Transaction, it is intended that the name of the Enlarged Group will be Quanex Building Products Corporation. Both Quanex and Tyman own a number of recognised and successful brands, and following completion of the Transaction Quanex will perform a review of all brands to identify any potential opportunities for consolidation and simplification of the brand portfolio.

Trading Facilities

The Tyman Shares are currently admitted to the premium listing segment of the Official List and to trading on the Main Market, and it is intended that applications will be made to the FCA and the London Stock Exchange to cancel such admissions to listing and trading shortly following the Effective Date. Tyman will be re-registered as a private company following the Effective Date. It is also proposed that, following the Effective Date and after its shares are delisted, Tyman's financial year end is changed to 31 October to align with the financial year end for the Quanex Group.

The Enlarged Group will be listed on the NYSE.

Quanex intends prior to completion of the Transaction to establish a CREST depositary interest dealing facility for the benefit of the Tyman Shareholders who hold their Tyman Shares in uncertificated form so as to facilitate the trading of the New Quanex Shares from outside the United States. Details of how UK shareholders can hold, access and trade the New Quanex Shares will be set out in the Scheme Document.

Statements

None of the statements in this paragraph 10 are "post-offer undertakings" for the purposes of Rule 19.5 of the Takeover Code.

11.	Tyman Share Plans

Participants in the Tyman Share Plans will be contacted regarding the effect of the Transaction on their rights under the Tyman Share Plans and any action they may need to take. An appropriate proposal will be made to such participants in due course, and such proposal will reflect their rights under the Tyman Share Plans.

Details of the impact of the Scheme on each of the Tyman Share Plans will be set out in the Scheme Document.

12.	Financing

The cash consideration payable to Tyman Shareholders pursuant to the terms of the Transaction will be funded by a combination of Quanex's existing cash resources as well as third-party debt incurred by Quanex. Such third-party debt is financed, inter alia, by a US$750 million term loan (the "Facility") provided pursuant to an interim facilities agreement entered into between, among others, Quanex (as the company), Wells Fargo Bank, N.A., Bank of America Securities and TD Bank.

In accordance with Rule 2.7(d) of the Takeover Code, UBS, in its capacity as the sole financial adviser to Quanex, is satisfied that sufficient resources are available to Quanex to enable it to satisfy in full the cash consideration payable to Tyman Shareholders under the terms of the Transaction.

Further information on the financing of the Transaction will be set out in the Scheme Document.

13.	Offer-related arrangements

Quanex Confidentiality Agreement

Quanex and Tyman entered into a confidentiality agreement on 18 March 2024 (the "Quanex Confidentiality Agreement") pursuant to which each of Quanex and Tyman has undertaken to keep, and to procure that certain of their respective authorised representatives keep, confidential information relating to the other party and/or to the Transaction confidential, to use such information solely in connection with the Transaction, and not to disclose such information to any third party (with certain exceptions). These confidentiality obligations will remain in force until 18 March 2026, save for: (i) any confidential information retained by either party (and/or their respective authorised recipient(s)) in accordance the terms of the Quanex Confidentiality Agreement and (ii) any information relating specifically to the Transaction, in respect of which the parties' obligations shall remain in full force and effect without limit in time.

The Confidentiality Agreement also contains undertakings from each of Quanex and Tyman that, for a period of 18 months from the date of the Quanex Confidentiality Agreement, they shall not, and they shall procure that certain of their respective authorised representatives shall not, solicit, engage or employ any of the other party's key employees, save where a person contacts Quanex or Tyman (as applicable) on their own initiative or responds, without any approach or solicitation, to a general public advertisements made in the ordinary course of business and which was not specifically targeted at such person.

Quanex has also agreed to standstill arrangements pursuant to which Quanex has agreed, amongst other things, that, without the prior written consent of Tyman, Quanex will not, and will procure that certain connected persons of it shall not, acquire Tyman Shares or any interest in Tyman Shares. These restrictions fall away immediately following the making of this Announcement.

Teleios Confidentiality Agreement

Teleios Capital Partners LLC, Quanex and Tyman entered into a confidentiality agreement on 19 March 2024 (the "Teleios Confidentiality Agreement") pursuant to which each of Teleios Capital Partners LLC, Quanex and Tyman has undertaken to keep, and to procure that certain of their respective authorised representatives keep, confidential information relating to the other parties and/or to the Transaction confidential, to use such information solely in connection with discussions relating to the Transaction, and not to disclose such information to any third party (with certain exceptions). These confidentiality obligations will remain in force until 19 March 2025.

Co-operation Agreement

Quanex and Tyman entered into a co-operation agreement on 22 April 2024 (the "Co-operation Agreement") pursuant to which:

a.	Quanex has agreed to use all reasonable endeavours to secure all regulatory clearances and authorisations as soon as reasonably practicable following the date of this Announcement and in any event in sufficient time to enable the Effective Date to occur by the Long Stop Date;

b.	Quanex shall be responsible for determining the strategy for obtaining such regulatory clearances and authorisations after prior consultation with Tyman and after having taken into account Tyman's reasonable comments;

c.	Tyman and Quanex have agreed to certain customary undertakings to co-operate in relation to such regulatory clearances and authorisations;

d.	Quanex has agreed to provide Tyman with certain information for the purposes of the Scheme Document and to otherwise assist with the preparation of the Scheme Document;

e.	Quanex has provided certain undertakings in connection with the preparation and filing of the Proxy Statement (including undertaking to use its best endeavours to resolve comments received from the SEC) and obtaining the approval to the Quanex Share Proposal (including undertaking to use all reasonable endeavours to obtain approval to the Quanex Share Proposal); and

f.	Quanex has a right to switch to a Takeover Offer in specified circumstances and Quanex has agreed to certain provisions if the Scheme should switch to a Takeover Offer.

The Co-operation Agreement also contains provisions relating to the Tyman Share plans and other employee-related matters (and proposals to be implemented by Quanex) and directors’ and officers’ liability insurance.

The Co-operation Agreement will terminate with immediate effect:

a.	if Quanex and Tyman so agree in writing;

b.	Quanex invokes a Condition (in circumstances where invocation of the relevant Condition is permitted by the Panel) and the Scheme has been withdrawn (otherwise than as a result of a switch to a Takeover Offer) or, following such a switch, the Takeover Offer lapses;

c.	upon service of written notice by Quanex to Tyman if: (i) the Tyman Directors change their recommendation in respect of the Transaction; (ii) a competing offer (z) is recommended in whole or in part by the Tyman Directors, or (y) becomes effective or is declared or becomes unconditional; (iii) the Transaction is implemented by way of a Scheme and (x) the Court Meeting and General Meeting are not held on or before the 22nd day after the expected date of the Court Meeting and the General Meeting (as applicable) to be set out in the Scheme Document (or subsequent announcement of the timetable) (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required)), or (w) the Sanction Hearing is not held on or before the later of (A) the 22nd day after the expected day of the Sanction Hearing as set out in the Scheme Document (or subsequent announcement of the timetable); and (B) thirty days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required));

d.	upon service of written notice by either Quanex or Tyman to the other if, prior to the Long Stop Date, any Condition which has not been waived is (or has become) incapable of satisfaction by the Long Stop Date (in circumstances where invocation of the relevant Condition (or confirmation that the Condition is incapable of satisfaction, as appropriate) is permitted by the Panel);

e.	if the Transaction is (with the consent of the Panel) withdrawn, terminates or lapses in accordance with its terms prior to the Long Stop Date (other than where (i) such lapse or withdrawal is as a result of the exercise of Quanex's right to effect a switch to a Takeover Offer or (ii) it is otherwise to be followed within five Business Days (or such other period as Quanex and Tyman may agree in writing) by a firm offer announcement made by Quanex (or a person acting in concert with Quanex) to implement the Transaction by a different offer or scheme on substantially the same or improved terms and which is (or is intended to be) recommended by the Tyman Directors; or

f.	unless otherwise agreed by Quanex and Tyman in writing or required by the Panel, if the Effective Date has not occurred by the Long Stop Date.

Clean Team and Joint Defence Agreement

Quanex, Tyman and certain of their respective external regulatory counsel entered into a clean team and joint defence agreement on 27 March 2024, to ensure that the exchange and/or disclosure of certain materials relating to the parties only takes place between their respective external regulatory counsel and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.

14.	Structure of the Transaction

It is intended that the Transaction will be implemented by means of a Court-approved scheme of arrangement between Tyman and Tyman Shareholders under Part 26 of the Companies Act. The purpose of the Scheme is to provide for Quanex to become the holder of the entire issued and to be issued ordinary share capital of Tyman. This is to be achieved by the transfer of the Tyman Shares to Quanex, in consideration for which the Tyman Shareholders will receive the cash and share consideration pursuant to the Main Offer, or if applicable the Capped All-Share Alternative, on the basis set out in paragraph 1 of this Announcement.

The Transaction will be put to Tyman Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, the Tyman Resolutions must be approved by the requisite majority or majorities at the General Meeting. The General Meeting will be held immediately after the Court Meeting.

The Scheme will also be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document.

Once the necessary approvals from Tyman Shareholders have been obtained and the other Conditions have been satisfied or (where applicable) waived, the Scheme must be sanctioned by the Court. The Scheme will only become Effective upon delivery of the Court Order to the Registrar of Companies for registration. Upon the Scheme becoming Effective, it will be binding on all Tyman Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting.

The Transaction will lapse if:

•	the Court Meeting and the General Meeting are not held by the 22nd day after the expected date of such meetings as set out in the Scheme Document (or such later date as may be agreed between Quanex and Tyman);

•	the Quanex Stockholder Meeting is not held by the 22nd day after the expected date or such meeting as set out in the Scheme Document (or such later date as may be agreed between Quanex and Tyman);

•	the Sanction Hearing is not held by the 22nd day after the expected date of such hearing as set out in the Scheme Document (or such later date as may be agreed between Quanex and Tyman); or

•	the Scheme does not become Effective by the Long Stop Date (or such later date as may be agreed between Quanex and Tyman).

Further details of the Scheme, including an indicative timetable for its implementation, will be set out in the Scheme Document, which, together with the Forms of Proxy and Form of Election, is expected to be despatched to Tyman Shareholders around May 2024. However, this timing may be delayed dependent on the timing of the filing of the Proxy Statement and the Panel has agreed to the request of Tyman and Quanex that, to the extent required, the publication of the Scheme Document may be delayed beyond the 28 day period required under paragraph 3(a) of Appendix 7 of the Takeover Code by Tyman in order that shareholder materials are published to Tyman Shareholders on or around the same date as the Proxy Statement is posted to Quanex Stockholders. To the extent a delay in publication is required, it is expected that shareholder materials would be published by the end of Q2 2024.

Quanex Stockholder Approval

In connection with the Transaction, Quanex intends to file a Proxy Statement with the SEC. Quanex may also file additional documents with the SEC in relation to the Transaction. Quanex urges Quanex Stockholders to read these materials carefully when they become available.

Quanex will be required to obtain approval of the Quanex Share Proposal by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal. The Quanex Directors intend unanimously to recommend that Quanex Stockholders vote in favour of the Quanex Share Proposal.

Quanex will send Quanex Stockholders the Proxy Statement, which will include a notice convening the Quanex Stockholder Meeting. The Transaction is conditional on, amongst other things, the Quanex Share Proposal being approved by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal.

It is expected that the Proxy Statement will be mailed to Quanex Stockholders once the SEC has completed its review or confirmed no review of the Proxy Statement, with the Quanex Stockholder Meeting being held as soon as possible thereafter.

Fractions of New Quanex Shares will not be issued to Tyman Shareholders. Instead, Tyman Shareholders who otherwise would have received a fraction of a New Quanex Share will receive an additional amount in cash, rounded down to the nearest cent, based on the amount obtained by multiplying such fraction by the closing sale price of Quanex Shares on the trading day immediately prior to the Effective Date. Any fractional entitlements of a Tyman Shareholder to New Quanex Shares under the Capped All-Share Alternative will be rounded down to the nearest whole number of New Quanex Shares per Tyman Shareholder. Fractional entitlements to New Quanex Shares will not be allotted or issued to such Tyman Shareholder but will be disregarded.

Details of how Tyman Shareholders can hold, access and trade the New Quanex Shares will be set out in the Scheme Document.

Right to switch to a Takeover Offer

Quanex reserves the right to elect to implement the Transaction by way of a Takeover Offer (with the consent of the Panel and subject to the terms of the Co-operation Agreement). If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer, the New Quanex Shares may be registered under the US Securities Act if no exemption from registration is available. If the Transaction is implemented by way of a Takeover Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including any applicable exemptions provided thereunder.

15.	Conditions to the Transaction

The Transaction will be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document.

As set out in Appendix 1 to this Announcement, the Transaction is conditional on the receipt or waiver of any applicable antitrust approvals or clearances in the United States and the United Kingdom.

Further, as also set out in Appendix 1 to this Announcement, the Transaction is conditional on, amongst other things, the following conditions:

•	approval of Tyman Shareholders at the Court Meeting and the General Meeting;

•	the issuance of the New Quanex Shares in connection with the Transaction having been approved by Quanex Stockholders at the Quanex Stockholder Meeting;

•	NYSE having approved, and not withdrawn such approval, the listing of the New Quanex Shares to be issued, subject to official notice of issuance;

•	the satisfaction or, where applicable, waiver of all other Conditions prior to the sanction of the Scheme by the Court (which are capable of satisfaction or waiver prior to the sanction hearing);

•	the sanction of the Scheme by the Court; and

•	the delivery of a copy of the Court Order to the Registrar of Companies for registration.

16.	De-listing and re-registration

Before the Scheme becoming Effective, it is intended that applications will be made to the London Stock Exchange to cancel trading in Tyman Shares on the Main Market and to the FCA to cancel the listing of the Tyman Shares from the Official List, in each case with effect from or shortly following the Effective Date. The last day of dealings in, and registration of transfers of, Tyman Shares on the London Stock Exchange is expected to be the Business Day immediately prior to the Sanction Hearing and no transfers will be registered after 6.00 p.m. (London time) on that date. No dealings in Tyman Shares will be registered after this date.

On the Effective Date, share certificates in respect of Tyman Shares will cease to be valid and entitlements to Tyman Shares held within the CREST system will be cancelled.

It is also proposed that, following the Effective Date and after its shares are delisted, Tyman will be re-registered as a private limited company under the relevant provisions of the Companies Act. It is also proposed that, following the Effective Date and after its shares are delisted, Tyman's financial year end is changed to 31 October to align with the financial year end for the Quanex Group.

17.	Listing and dealing of New Quanex Shares

An application will be made to NYSE for the New Quanex Shares to be listed on the NYSE. It is expected that listing of the New Quanex Shares will become effective and that dealings for normal settlement will commence at 9.30 a.m. (New York time) on the first Business Day after the Effective Date.

The Quanex Shares are already listed on the NYSE and enabled for electronic settlement through the Depository Trust Company ("DTC"). It is expected that the New Quanex Shares, when issued and fully paid, will be capable of being held and transferred electronically through DTC. The New Quanex Shares will trade under Quanex’s current trading symbol NX.

Quanex intends prior to completion of the Transaction to establish a CREST depositary interest dealing facility for the benefit of Tyman Shareholders so as to facilitate the trading of Quanex Shares from outside the USA. Details of how UK shareholders can hold, access and trade the New Quanex Shares will be set out in the Scheme Document.

18.	Disclosure of Interests in Tyman

As at the close of business on the Latest Practicable Date, save for the irrevocable undertakings referred to in paragraph 5 of this Announcement, neither Quanex, nor any of its directors, nor, so far as Quanex is aware, any person acting in concert (within the meaning of the Takeover Code) with it had:

(i)	any interest in or right to subscribe for any relevant securities of Tyman;

(ii)	any short positions in respect of relevant Tyman Shares (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery;

(iii)	borrowed or lent any relevant Tyman Shares (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Takeover Code), save for any borrowed shares which had been either on-lent or sold; or

(iv)	entered into any dealing arrangement of the kind referred to in Note 11 on the definition of acting in concert in the Takeover Code.

"interests in securities" for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person will be treated as having an 'interest' by virtue of the ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to, securities.

19.	General

The Transaction will be made subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document. The bases and sources of certain financial information contained in this Announcement are set out in Appendix 2 to this Announcement. A summary of the irrevocable undertakings given in relation to the Transaction is contained in Appendix 3 to this Announcement. The Quantified Financial Benefits Statement, together with the reports from KPMG, Quanex's reporting accountants and UBS, Quanex's sole financial adviser as required under Rule 28.1(a) of the Takeover Code is contained in Appendix 4 to this Announcement. Certain terms used in this Announcement are defined in Appendix 5 to this Announcement.

UBS, Greenhill, Deutsche Numis and KPMG have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.

20.	Documents available on website

Copies of the following documents will be made available on Quanex's and Tyman's websites at https://www.roadto2b.com/ and https://www.tymanplc.com/investor-relations respectively until the end of the Transaction:

•	a copy of this Announcement;

•	documents relating to Quanex's financing of the Transaction;

•	the irrevocable undertakings referred to in paragraph 5 above and summarised in Appendix 3 to this Announcement;

•	the Quanex Confidentiality Agreement and the Teleios Confidentiality Agreement referred to in paragraph 13 above;

•	the Co-operation Agreement referred to in paragraph 13 above;

•	the Clean Team and Joint Defence Agreement referred to in paragraph 13 above; and

•	the written consent letter from each of UBS, Greenhill, Deutsche Numis and KPMG as referred to in paragraph 19 above.

The content of the websites referred to in this Announcement is not incorporated into and does not form part of this Announcement.

Enquiries:

Quanex
Scott Zuehlke – Senior Vice President, Chief Financial Officer and Treasurer	+1 713 877 5327

UBS
(Sole Financial adviser to Quanex)
London: Joe Hannon, Romine Hakme, Josh Chauhan	+44 20 7567 8000
New York: Simon Smith, Jane Zovak, Vijay Kumra	+1 212 713 2000

Joele Frank, Wilkinson Brimmer Katcher
(PR adviser to Quanex)
Arielle Rothstein	+1 212 355 4449
Andrew Siegel
Lyle Weston

Tyman
Rutger Helbing – Chief Executive Officer	+44 207 976 8000
Jason Ashton – Chief Financial Officer

Greenhill
(Lead Financial adviser to Tyman)
Charles Montgomerie	+44 207 1987400
David Wyles
Charles Spencer

Deutsche Numis
(Financial adviser and Corporate broker to Tyman)
Jonathan Wilcox	+44 207 260 1000
Richard Thomas

MHP Group
(PR adviser to Tyman)
Reg Hoare	+44 7801 894577 / tyman@mhpgroup.com
Rachel Farrington
Matthew Taylor

Travers Smith LLP is acting as English legal adviser to Quanex and Foley & Lardner LLP is acting as US legal adviser to Quanex in connection with the Transaction.

Latham and Watkins (London) LLP is acting as legal adviser to Tyman in connection with the Transaction.

Important notices about financial advisers

UBS AG London Branch ("UBS") is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority ("PRA") and subject to regulation in the United Kingdom by the Financial Conduct Authority ("FCA") and limited regulation in the United Kingdom by the PRA. UBS is acting exclusively as sole financial adviser to Quanex and for no one else in connection with the Transaction and will not be responsible to anyone other than Quanex for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement. Neither UBS nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of UBS in connection with the Transaction, this Announcement and any statement contained herein or otherwise.

Greenhill & Co. International LLP ("Greenhill"), an affiliate of Mizuho, which is authorised and regulated in the United Kingdom by the FCA, is acting as lead financial adviser to Tyman and for no one else in connection with the Transaction and will not be responsible to anyone other than Tyman for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement.

Numis Securities Limited (trading for these purposes as Deutsche Numis) ("Deutsche Numis"), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as exclusively for Tyman and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than Tyman for providing the protections afforded to clients of Deutsche Numis, or for providing advice in connection with the matters referred to herein. Neither Deutsche Numis nor any of its group undertakings or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Numis in connection with this Announcement or any matter referred to herein.

No Offer or Solicitation

This Announcement is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Announcement is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the US Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Transaction are anticipated to be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) of the US Securities Act.

The Transaction will be made solely by means of the Scheme Document to be published by Tyman in due course, or (if applicable) pursuant to an Offer Document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in such document(s). As explained below, if Quanex ultimately seeks to implement the Transaction by way of a Takeover Offer, that offer will be made in compliance with applicable US laws and regulations.

This Announcement does not constitute a prospectus or a prospectus exempted document.

This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Quanex or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Tyman outside of the US, other than pursuant to the Transaction, until the date on which the Transaction and/or Scheme becomes Effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

Important Additional Information will be Filed with the SEC

This Announcement may not be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Quanex Shares. In connection with the Transaction, Quanex is expected to file with the Proxy Statement with the SEC. To the extent Quanex effects the Transaction as a Scheme under English law, the issuance of New Quanex Shares would not be expected to require registration under the US Securities Act in reliance upon an exemption pursuant to Section 3(a)(10) of the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. BEFORE MAKING ANY VOTING DECISION, QUANEX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT (OR, IF APPLICABLE, THE OFFER DOCUMENT), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Quanex’s Stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement (or, if applicable, the registration statement on Form S-4), including the scheme document and/or offer document (as referred to above), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Quanex’s stockholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents (when available) by directing a written request to Quanex (Attention: Investor Relations), or from Quanex’s website at https://investors.quanex.com/.

Participants in the Solicitation

Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the Quanex Stockholders in respect of the Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Quanex Stockholders in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the Proxy Statement when it is filed with the SEC. Information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.

Overseas jurisdictions

The release, publication or distribution of this Announcement in or into jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this Announcement comes should inform themselves about, and observe, such restrictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their Tyman Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Further details in relation to the Overseas Shareholders will be contained in the Scheme Document (or, if the Transaction is to be implemented by a Takeover Offer, the Offer Document). Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Transaction disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by Quanex or required by the Takeover Code, and permitted by applicable law and regulation, the Transaction will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such means from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction and no person may vote in favour of the Transaction by use of mail or any other means of instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Accordingly, copies of this Announcement and all documents relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Transaction (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Transaction. If the Transaction is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Transaction may not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Transaction will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction.

The availability of the Transaction or of New Quanex Shares pursuant to the Transaction to Tyman Shareholders who are not resident in the United Kingdom or the ability of those persons to hold such shares may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Transaction shall be subject to English law and the jurisdiction of the Court and to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the FCA, the Listing Rules and the Registrar of Companies.

Additional information for US investors in Tyman

Tyman Shareholders in the United States should note that the Transaction relates to the securities of a UK company and is proposed to be effected by means of a scheme of arrangement under English law. This Announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with English law, the Takeover Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer rules. If, in the future, Quanex exercises the right to implement the Transaction by way of a Takeover Offer and determines to extend the offer into the United States, the Transaction will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Securities Act or US Exchange Act.

Tyman's financial statements, and all financial information that is included in this Announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles ("US GAAP"). The financial information included in this Announcement and the Scheme documentation in relation to Quanex has been or will have been prepared in accordance with US GAAP, except as otherwise specified therein.

It may be difficult for US holders to enforce their rights and claims arising out of the US federal securities laws, since Tyman is located outside of the US, and some or all of its officers and directors may be residents of countries other than the US. US holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The New Quanex Shares to be issued pursuant to the Transaction have not been registered under the US Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the US Securities Act. The New Quanex Shares to be issued pursuant to the Transaction will be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) under the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. In this event, Tyman Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Quanex’s Investor Relations team identified above.

New Quanex Shares issued to persons other than “affiliates” of Quanex (defined as certain control persons, within the meaning of Rule 144 under the US Securities Act) will be freely transferable under US federal securities laws and regulations following the Transaction. Persons (whether or not US persons) who are or will be “affiliates” of Quanex within 90 days prior to, or after, the Effective Date will be subject to certain transfer restrictions relating to the New Quanex Shares under US federal securities laws and regulations.

Forward-looking statements

This Announcement contains “forward-looking statements” with respect to the Quanex Group and the Tyman Group. These statements are based on the current expectations of the management of Quanex and/or Tyman and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this document include statements relating to the expected effects of the Transaction on Tyman and/or Quanex, the expected timing and scope of the Transaction, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex or Tyman. Although Tyman and/or Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Tyman and/or Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Transaction will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Transaction (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Transaction is implemented, the inability of the Enlarged Group to integrate successfully Quanex’s and Tyman’s operations when (and if) the Transaction is implemented and the Enlarged Group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to Quanex or Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

Use of Non-GAAP financial information

Quanex uses the non-GAAP measures of adjusted EBITDA and net debt in this Announcement. These non-GAAP financial measures are provided to enhance the user’s understanding of Quanex’s past financial performance and its prospects for the future. Quanex’s management team uses these non-GAAP financial measures in assessing Quanex’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by Quanex to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with Quanex’s consolidated financial statements prepared in accordance with U.S. GAAP.

Quanex is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of Quanex. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

No profit forecasts or estimates

No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for Tyman or Quanex for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Tyman or Quanex.

Quantified Financial Benefits Statement

The statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which by their nature, involve risks, uncertainties and contingencies. The synergies and cost savings referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Enlarged Group’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of Quanex and/or Tyman for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Takeover Code, the Quantified Financial Benefits Statement is the responsibility of Quanex and the Quanex Directors.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Right to switch to a Takeover Offer

Quanex reserves the right to elect, with the consent of the Panel, and subject to the terms of the Co-operation Agreement, to implement the Transaction by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Tyman as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Quanex so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix 1 to this Announcement. Upon sufficient acceptances being received in respect of such Takeover Offer, Quanex intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act so as to acquire compulsorily the remaining Tyman Shares in respect of which the Takeover Offer has not been accepted.

Publication of this Announcement on website

A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 of the Takeover Code will be available, free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Quanex's website at https://www.roadto2b.com/ and Tyman's website at https://www.tymanplc.com/investor-relations by no later than 12:00 p.m. (London time) on the Business Day following this Announcement.

For the avoidance of doubt, the contents of these websites and any websites accessible from hyperlinks on these websites are not incorporated into, and do not form part of, this Announcement.

Information relating to Tyman Shareholders

Please be aware that addresses, electronic addresses and certain information provided by Tyman Shareholders, persons with information rights and other relevant persons for the receipt of communications from Tyman may be provided to Quanex during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

Right to receive documents in hard copy form

Any person entitled to receive a copy of documents, announcements and information relating to the Transaction is entitled to receive such documents in hard copy form free of charge. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. A person may also request that all future documents, announcements and information in relation to the Transaction are sent to them in hard copy form.

In accordance with Rule 30.3 of the Takeover Code, Tyman Shareholders, persons with information rights and participants in Tyman Share Plans may request a hard copy of this Announcement by contacting Tyman's registrars, Link Group, on +44 (0) 371 277 1020. Lines are open from 9 a.m. to 5.30 p.m. (London time) Monday to Friday. Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate.

Please note the Shareholder Helpline cannot provide advice on the merits of the Transaction or the Scheme nor give any financial, investment, legal or tax advice.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

General

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.

Rule 2.9

For the purposes of Rule 2.9 of the Takeover Code, Tyman confirms that, as at the Latest Practicable Date, it had in issue 196,322,249 ordinary shares of £0.05 each (excluding 439,810 ordinary shares held in treasury). The International Securities Identification Number ("ISIN") of the Tyman Shares is GB00B29H4253.

For the purposes of Rule 2.9 of the Takeover Code, Quanex confirms that, as at the Latest Practicable Date, it had in issue 33,111,593 shares of common stock (excluding 4,015,431 shares of common stock held in treasury). The ISIN of the Quanex Shares is US7476191041.

Appendix 1
CONDITIONS TO AND FURTHER TERMS OF THE SCHEME AND THE TRANSACTION

PART A: CONDITIONS TO THE SCHEME AND THE TRANSACTION

Long Stop Date

1.	The Transaction will be conditional upon the Scheme becoming unconditional and being Effective, subject to the provisions of the Takeover Code, by no later than the Long Stop Date.

Scheme approval

2.	The Scheme will be conditional upon:

(a)

(i)	its approval by a majority in number of the Scheme Shareholders (or the relevant class or classes thereof, if applicable), present and voting (and entitled to vote), either in person or by proxy, at the Court Meeting (and at any separate class meeting which may be required by the Court, if applicable), or at any adjournment of the Court Meeting, and who represent at least 75 per cent. in value of the Scheme Shares voted by those Scheme Shareholders; and

(ii)	such Court Meeting (and any separate class meeting which may be required by the Court, if applicable) being held on or before the 22nd day after the expected date of such meeting to be set out in the Scheme Document (or such later date as may be agreed by Quanex and Tyman, with the consent of the Panel, and the Court may approve (if such approval is required));

(b)

(i)	the Tyman Resolutions being duly passed by the requisite majority or majorities of Tyman Shareholders at the General Meeting (or any adjournment of it); and

(ii)	such General Meeting being held on or before the 22nd day after the expected date of such meeting to be set out in the Scheme Document (or such later date as may be agreed by Quanex and Tyman, with the consent of the Panel, and the Court may approve (if such approval is required));

(c)

(i)	the sanction of the Scheme by the Court (with or without modification, but subject to any modification being on terms acceptable to Tyman and Quanex) and the delivery of a copy of the Court Order to the Registrar of Companies; and

(ii)	the Sanction Hearing being held on or before the 22nd day after the expected date of such hearing to be set out in the Scheme Document (or such later date as may be agreed by Quanex and Tyman, with the consent of the Panel, and the Court may approve (if such approval is required)).

In addition, subject as stated in Part B below, and to the requirements of the Panel, Quanex and Tyman have agreed that the Transaction will be conditional upon the following Conditions and, accordingly, the Court Order will not be delivered to the Registrar of Companies unless such Conditions (as amended if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Sanction Hearing) or, where relevant, waived:

New Quanex Shares

3.	the approval of the Quanex Share Proposal by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal;

4.	NYSE having approved, and not withdrawn such approval, the listing of the New Quanex Shares to be issued, subject to official notice of issuance;

Anti-trust and regulatory clearances

5.	all necessary notifications and filings having been made and all applicable waiting periods (including any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations made thereunder, having expired, lapsed or been terminated as appropriate in each case in respect of the Transaction;

6.	one of the following having occurred:

(a)	the CMA having indicated in a response to a submission of a briefing paper that it has no further questions at that stage in relation to the Transaction; and as at the date on which all other Conditions are satisfied or waived, the CMA has not: (i) requested submission of a merger notice; (ii) given notice to either party that it is commencing a Phase 1 investigation; (iii) indicated that the statutory review period in which the CMA has to decide whether to make a reference under section 34ZA Enterprise Act 2002 has begun; or (iv) requested documents or attendance by witnesses under section 109 of the Enterprise Act 2002 which may indicate that it intends to commence the aforementioned statutory review period in respect of the Transaction; or

(b)	where the CMA has commenced an investigation following the submission of a merger notice or a briefing paper, the CMA:

(i)	in accordance with section 33(1) of the Enterprise Act 2002, announcing that it has decided not to refer the Transaction to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013 (a "Referral"); or

(ii)	in accordance with section 73(2) of the Enterprise Act 2002, formally accepting undertakings in lieu of a Referral offered by Quanex, or a modified version of them;

7.	if and to the extent that any or all of Conditions 5 and 6 are waived or are not invoked by Quanex, all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals from the authorities referred to in or relevant to Conditions 5 and 6 (for the purposes of this Condition 7 each a "Clearance") including, without limitation, any Clearance in connection with a Referral and/or any "phase 2" or similar "in depth" review by any of the authorities referred to in or relevant to Conditions 5 and 6 having been obtained;

Notifications, waiting periods and Authorisations

8.	all notifications, filings or applications which are necessary or reasonably considered appropriate or desirable by Quanex having been made in connection with the Transaction and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Transaction and its implementation and all Authorisations reasonably necessary or appropriate for or in respect of the Transaction and, except pursuant to Chapter 3 of Part 28 of the Companies Act, the acquisition of any shares or other securities in, or control or management of, Tyman or any other member of the Wider Tyman Group by any member of the Wider Quanex Group having been obtained in terms and in a form reasonably satisfactory to Quanex from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider Tyman Group or the Wider Quanex Group has entered into contractual arrangements and all such Authorisations necessary, appropriate or desirable to carry on the business of any member of the Wider Tyman Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Transaction becomes otherwise unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

General antitrust and regulatory

9.	no antitrust regulator or Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to, in any case to an extent or in a manner which is or would be material in the context of the Wider Tyman Group taken as a whole or in the context of the Transaction:

(a)	require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Quanex Group or by any member of the Wider Tyman Group of all or any material part of its businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof);

(b)	except pursuant to Chapter 3 of Part 28 of the Companies Act, require any member of the Wider Quanex Group or the Wider Tyman Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider Tyman Group or any asset owned by any Third Party (other than in connection with the implementation of the Transaction);

(c)	impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Quanex Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares, loans or securities convertible into shares or any other securities (or the equivalent) in Tyman or on the ability of any member of the Wider Tyman Group or any member of the Wider Quanex Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares, loans or securities convertible into shares or any other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Tyman Group;

(d)	otherwise adversely affect any or all of the business, assets, profits or prospects of any member of the Wider Tyman Group or the Wider Quanex Group;

(e)	result in any member of the Wider Tyman Group or any member of the Wider Quanex Group ceasing to be able to carry on business under any name under which it presently carries on business;

(f)	make the Scheme or the Transaction, its implementation or the acquisition of any shares or other securities in, or control or management of, Tyman or any member of the Wider Tyman Group by any member of the Wider Quanex Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly prevent or prohibit, restrict, restrain, or delay or otherwise materially interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge, impede, interfere or require material amendment of the Scheme and/or the Transaction or the acquisition of any shares or other securities in, or control or management of, Tyman or any member of the Wider Tyman Group by any member of the Wider Quanex Group;

(g)	require, prevent or delay a divestiture by any member of the Wider Quanex Group of any shares or other securities (or the equivalent) in any member of the Wider Tyman Group or any member of the Wider Quanex Group;

(h)	impose any limitation on the ability of any member of the Wider Quanex Group or any member of the Wider Tyman Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Quanex Group and/or the Wider Tyman Group;

(i)	require any member of the Wider Tyman Group or the Wider Quanex Group to terminate or vary in any material way any material contract to which any member of the Wider Tyman Group or the Wider Quanex Group is a party;

(j)	require any member of the Wider Quanex Group or any member of the Wider Tyman Group or any of their respective affiliates to: (i) invest, contribute or loan any capital or assets to; (ii) guarantee or pledge capital assets for the benefit of any member of the Wider Quanex Group or any member of the Wider Tyman Group; or

(k)	otherwise materially adversely affect any or all of the business, assets, profits or prospects of any member of the Wider Tyman Group or any member of the Wider Quanex Group,

and all applicable waiting and other time periods (including any extensions of them) during which any such antitrust regulator or Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Transaction or the acquisition of any Tyman Shares or otherwise intervene having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement, etc.

10.	except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Tyman Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject to or any event or circumstance which, as a consequence of the Transaction or the proposed acquisition or the acquisition by any member of the Wider Quanex Group of any shares or other securities (or the equivalent) in Tyman or because of a change in the control or management of any member of the Wider Tyman Group or otherwise, would or might reasonably be expected to result in, in each case to an extent which is material in the context of the Wider Tyman Group as a whole:

(a)	any monies borrowed by, or any other indebtedness or liabilities, actual or contingent, of, or any grant available to, any member of the Wider Tyman Group being or becoming repayable, or capable of being declared repayable, immediately or before its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(b)	save in the ordinary course of business, the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interests of any member of the Wider Tyman Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) being enforced or becoming enforceable;

(c)	any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or becoming capable of being terminated or adversely modified or the rights, liabilities, obligations or interests of any member of the Wider Tyman Group being terminated or adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(d)	any liability of any member of the Wider Tyman Group to make any severance, termination, bonus or other payment to any of its directors, or other officers;

(e)	the rights, liabilities, obligations, interests or business of any member of the Wider Tyman Group or any member of the Wider Quanex Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider Tyman Group or any member of the Wider Quanex Group in or with any other person or body or firm or company (or any agreement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(f)	any member of the Wider Tyman Group ceasing to be able to carry on business under any name under which it presently carries on business;

(g)	the business, assets, profits, value of, or the financial or trading position or prospects of, any member of the Wider Tyman Group being prejudiced or adversely affected; or

(h)	the creation or acceleration of any material liability (actual or contingent) by any member of the Wider Tyman Group other than trade creditors or other liabilities incurred in the ordinary course of business, and, except as Disclosed, no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Tyman Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might result in any of the events or circumstances as are referred to in Conditions 10(a) to (h).

Certain events occurring since 31 December 2023

11.	Except as Disclosed, no member of the Wider Tyman Group having since 31 December 2023:

(a)	issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Tyman Shares out of treasury (except, where relevant, as between Tyman and wholly-owned subsidiaries of Tyman or between the wholly-owned subsidiaries of Tyman and except for the issue or transfer out of treasury of Tyman Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the Tyman Share Plans);

(b)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than: (i) the FY23 Dividend and (ii) dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly-owned subsidiary of Tyman to Tyman or any of its wholly-owned subsidiaries;

(c)	other than pursuant to the Transaction (and except for transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Tyman and transactions in the ordinary course of business) implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or offer or disposal of assets or shares or loan capital (or the equivalent thereof) in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(d)	except for: (i) transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Tyman and (ii) transactions in the ordinary course of business, disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so;

(e)	except for transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Tyman, issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness, in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(f)	entered into any licence or other disposal of intellectual property rights of any member of the Wider Tyman Group which are material in the context of the Wider Tyman Group taken as a whole;

(g)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, unusual or onerous nature or magnitude or which is or which involves or could involve an obligation of a nature or magnitude which is reasonably likely to be restrictive on the business of any member of the Wider Tyman Group;

(h)	entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary the terms of any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider Tyman Group, except for salary increases, bonuses or variations of terms in the ordinary course;

(i)	proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Tyman Group;

(j)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph (a) above, made any other change to any part of its share capital;

(k)	except in the ordinary course of business, waived, compromised or settled any claim which is material in the context of the Wider Tyman Group as a whole;

(l)	terminated or varied the terms of any agreement or arrangement between any member of the Wider Tyman Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider Tyman Group taken as a whole;

(m)	made any material alteration to its memorandum or articles of association or other constitutional documents;

(n)	except in relation to changes made or agreed as a result of, or arising from, changes to legislation, made or agreed or consented to any change to:

(i)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider Tyman Group for its directors, employees or their dependants;

(ii)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(iii)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(iv)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to;

(o)	been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(p)	taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any of its material assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(q)	except for transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries, made, authorised, proposed or announced an intention to propose any change in its loan capital;

(r)	entered into, implemented or authorised the entry into, any joint venture, asset or profit-sharing arrangement, partnership, merger of business or corporate entities, composition, assignment, reconstruction, amalgamation, commitment, scheme or other similar transaction or arrangement (other than the Scheme) which is material in the context of the Wider Tyman Group taken as a whole or in the context of the Transaction;

(s)	having taken (or agreed or proposed to take) any action which requires or would require, the consent of the Panel or the approval of Tyman Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code; or

(t)	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 11 which is material in the context of the Wider Tyman Group taken as a whole;

No adverse change, litigation, regulatory enquiry or similar

12.	except as Disclosed, since 31 December 2023 there having been:

(a)	no adverse change and no circumstance having arisen which would or might be expected to result in any adverse change or deterioration in, the business, assets, value, financial or trading position or profits or prospects or operational performance of any member of the Wider Tyman Group which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(b)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of, any member of the Wider Tyman Group or to which any member of the Wider Tyman Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider Tyman Group, in each case which is or might reasonably be expected to be material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(c)	no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Tyman Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider Tyman Group, in each case which might reasonably be expected to have a material adverse effect on the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(d)	no contingent or other liability having arisen or become apparent to Quanex or increased which is reasonably likely to affect adversely the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Tyman Group to an extent which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(e)	no steps having been taken and no omissions having been made which are reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Tyman Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which might reasonably be expected to have a material adverse effect on the Wider Tyman Group taken as a whole or is material in the context of the Transaction; and

(f)	no member of the Wider Tyman Group having conducted its business in breach of any applicable laws or regulations which might reasonably be expected to have a material adverse effect on the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

No discovery of certain matters regarding information, liabilities and environmental issues

13.	except as Disclosed, Quanex not having discovered that:

(a)	any financial, business or other information concerning the Wider Tyman Group publicly announced before the date of this Announcement or disclosed at any time to any member of the Wider Quanex Group by or on behalf of any member of the Wider Tyman Group before the date of this Announcement is misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading;

(b)	any member of the Wider Tyman Group or any partnership, company or other entity in which any member of the Wider Tyman Group has a significant economic interest and which is not a subsidiary undertaking of Tyman is, otherwise than in the ordinary course of business, subject to any liability, contingent or otherwise which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

(c)	any past or present member of the Wider Tyman Group has not complied with all applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human or animal health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any material liability including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider Tyman Group, in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

(d)	there has been a disposal, discharge, spillage, accumulation, release, leak, emission or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or any substance likely to impair the environment (including any property) or harm human or animal health which (whether or not giving rise to non-compliance with any law or regulation), would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider Tyman Group, in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

(e)	there is or is reasonably likely to be any obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider Tyman Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto; or

(f)	circumstances exist (whether as a result of making the Transaction or otherwise) which would be reasonably likely to lead to any Third Party instituting (or whereby any member of the Wider Tyman Group would be likely to be required to institute), an environmental audit or take any steps which would in any such case be reasonably likely to result in any actual or contingent liability to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property of any description or any asset now or previously owned, occupied or made use of by any past or present member of the Wider Tyman Group (or on its behalf) or by any person for which a member of the Wider Tyman Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

Intellectual property

14.	no circumstance having arisen or event having occurred in relation to any intellectual property owned or used by any member of the Wider Tyman Group, including:

(a)	any member of the Wider Tyman Group losing its title to any intellectual property used in its business, or any intellectual property owned by the Wider Tyman Group being revoked, cancelled or declared invalid, which is material in the context of the Wider Tyman Group taken as a whole;

(b)	any claim being asserted in writing or threatened in writing by any person challenging the ownership of any member of the Wider Tyman Group to, or the validity or effectiveness of, any of its intellectual property; or

(c)	any agreement regarding the use of any intellectual property licensed to or by any member of the Wider Tyman Group being terminated or varied, which is material in the context of the Wider Tyman Group taken as a whole; and

Anti-corruption, sanctions and criminal property

15.	except as Disclosed, Quanex not having discovered:

(a)	(i) any past or present member, director, officer or employee of the Wider Tyman Group is or has at any time engaged in any activity, practice or conduct would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977, as amended, or any other anti-corruption legislation applicable to the Wider Tyman Group; or (ii) any person that performs or has performed services for or on behalf of the Wider Tyman Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption legislation;

(b)	any asset of any member of the Wider Tyman Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, or regulation concerning money laundering or proceeds of crime or any member of the Wider Tyman Group is found to have engaged in activities constituting money laundering under any applicable law, rule, or regulation concerning money laundering;

(c)	any past or present member, director, officer or employee of the Wider Tyman Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (i) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by applicable UK, US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HM Treasury & Customs; or (ii) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United Kingdom, the United States, the European Union or any of its member states; or

(d)	a member of the Wider Tyman Group has engaged in any transaction or conduct which would cause any member of the Wider Quanex Group to be in breach of any applicable law or regulation upon its Transaction of Tyman, including the economic sanctions of the United States Office of Foreign Assets Control or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United Kingdom, the United States, the European Union or any of its member states.

PART B: CERTAIN FURTHER TERMS OF THE TRANSACTION

1.	The Transaction will be subject to the satisfaction (or waiver, if capable of waiver) of the Conditions, and to the full terms and conditions which will be set out in the Scheme Document.

2.	Conditions 2(a), 2(b) and 3 to 15 (inclusive) of Part A above must each be fulfilled, determined by Quanex to be or to remain satisfied or (if capable of waiver) be waived by Quanex by no later than 11.59 p.m. (London time) on the date immediately preceding the date of the Sanction Hearing, failing which the Scheme will, with the consent of the Panel (if required), lapse.

3.	Notwithstanding the paragraph above, subject to the requirements of the Panel and the Takeover Code, Quanex reserves the right in its sole discretion to waive:

(a)	the deadline set out in Condition 1 of Part A above, and any deadlines set out in Condition 2 of Part A above for the timing of the Court Meeting, the General Meeting and the Sanction Hearing. If any such deadline is not met, Quanex will make an announcement by 8.00 a.m. (London time) on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Tyman to extend the deadline in relation to the relevant Condition. In all other respects, Conditions 1 and 2 of Part A above cannot be waived; and

(b)	in whole or in part, all or any of Conditions 8 to 15 (inclusive) of Part A above.

4.	Quanex will be under no obligation to waive (if capable of waiver) or to treat as fulfilled any of the Conditions by a date earlier than the latest date for the fulfilment of that Condition, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

5.	If Quanex is required by the Panel to make an offer for Tyman Shares under the provisions of Rule 9 of the Takeover Code, Quanex may make such alterations to any of the above Conditions and terms of the Transaction as are necessary to comply with the provisions of that Rule.

6.	Under Rule 13.5(a) of the Takeover Code, Quanex may only invoke a Condition that is subject to Rule 13.5(a) of the Takeover Code so as to cause the Transaction not to proceed, to lapse or to be withdrawn with the consent of the Panel. The Panel will normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to Quanex in the context of the Transaction. This will be judged by reference to the facts of each case at the time that the relevant circumstances arrive.

7.	Any condition that is subject to Rule 13.5(a) may be waived by Quanex.

8.	Conditions 1, 2, 3 and 4 of Part A above (and, if applicable, any acceptance condition if the Transaction is implemented by means of a Takeover Offer) are not subject to Rule 13.5(a) of the Takeover Code.

9.	Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.

10.	The Tyman Shares to be acquired under the Transaction will be acquired with full title guarantee, fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of value (whether by reduction of share capital or share premium account or otherwise) made, on or after the Effective Date (other than the FY23 Dividend or any dividend in respect of which a corresponding reduction in the consideration payable in respect of each Tyman Share has been made as described in paragraph 11 below).

11.	Subject to the terms of the Scheme, if, on or after the date of this Announcement, any dividend, distribution and/or other return of value is announced (other than the FY23 Dividend), Quanex reserves the right (without prejudice to any right of Quanex, with the consent of the Panel, to invoke Condition 11(b) of Part A above) to reduce the consideration by the amount of any such dividend, distribution or other return of value (other than, or in excess of, the FY23 Dividend), in which case: (a) any reference in this Announcement or in the Scheme Document to the consideration for the Tyman Shares will be deemed to be a reference to the consideration as so reduced (and accordingly, the Main Offer and the Capped All-Share Alternative); and (b) the relevant eligible Tyman Shareholders will be entitled to receive and retain such dividend or distribution. To the extent that any such dividend or other distribution announced, declared or paid is: (i) transferred pursuant to the Transaction on a basis which entitles Quanex to receive the dividend or distribution and to retain it; or (ii) cancelled, the consideration will not be subject to change in accordance with this paragraph 11. Any exercise by Quanex of its rights referred to in this paragraph 11 shall be the subject of an announcement and the consent of the Panel and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Transaction.

12.	Fractions of New Quanex Shares will not be issued to Tyman Shareholders. Instead, Tyman Shareholders who otherwise would have received a fraction of a New Quanex Share will receive an additional amount in cash, rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the closing sale price of Quanex Shares on the trading day immediately prior to the Effective Date. Any fractional entitlements of a Tyman Shareholder to New Quanex Shares under the Capped All-Share Alternative will be rounded down to the nearest whole number of New Quanex Shares per Tyman Shareholder. Fractional entitlements to New Quanex Shares will not be allotted or issued to such Tyman Shareholder but will be disregarded. The transmission of New Quanex Shares by the transfer agent shall be subject to any applicable legal or regulatory conditions required in connection with such transmission.

13.	The New Quanex Shares will be issued credited as fully paid and will rank pari passu in all respects with Quanex Shares in issue at the time that the New Quanex Shares are issued pursuant to the Transaction, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE for the New Quanex Shares to be listed on the NYSE on completion of the Transaction.

14.	Quanex reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the Transaction by way of a Takeover Offer as an alternative to the Scheme. In such event, the Transaction will be implemented on substantially the same terms (subject to appropriate amendments including (without limitation) the inclusion of an acceptance condition which will be set at 90 per cent. (or such lesser percentage, being more than 50 per cent. of the voting rights attaching to Quanex Shares, as Quanex may decide) of shares to which the Transaction relates and those required by, or deemed appropriate by, Quanex under applicable law, so far as applicable) as those which would apply to the Scheme. Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Tyman Shares are otherwise acquired, it is the intention of Quanex to apply the provisions of the Companies Act to compulsorily acquire any outstanding Tyman Shares to which such Takeover Offer relates.

15.	The availability of the Transaction to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

16.	The Scheme will be governed by English law and is subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Appendix 1 and to be set out in the Scheme Document. The Transaction will be subject to the applicable requirements of the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange, the NYSE, the Registrar of Companies and the FCA.

Appendix 2
SOURCES OF INFORMATION AND BASES OF CALCULATION

In this Announcement, unless otherwise stated or the context otherwise requires, the following sources and bases have been used:

1.	The Latest Practicable Date is close of business on 19 April 2024 (being the last Business Day prior to the date of this Announcement).

2.	The existing issued and to be issued ordinary share capital of Tyman on a fully diluted basis comprises:

(a)	196,762,059 Tyman Shares in issue as at the Latest Practicable Date including 439,810 Tyman Shares held in treasury and 1,567,155 Tyman shares held by the employee benefit trust as at 31 March 2024; and

(b)	Tyman expects that a total of 2,329,248 shares will be required as a result of the exercising of options and granting of awards, of which 439,810 shares will be satisfied from the shares held in treasury and 1,567,155 shares will be satisfied by shares held by the employee benefit trust. As a result, Tyman expects 322,283 new Tyman Shares to be issued on or after the date of this Announcement, resulting in an aggregate fully diluted share capital of 197,084,342 Tyman Shares.

3.	The value of Tyman's entire issued and to be issued ordinary share capital of £788 million, implied by the terms of the Transaction, is based on the consideration of 400.0 pence per Tyman Share multiplied by the issued and to be issued share capital of Tyman (as referred to at paragraph 2 above).

4.	The maximum number of New Quanex Shares to be issued pursuant to the Transaction is calculated as:

(a)	Tyman's issued and to be issued ordinary share capital of 197,084,342 (as referred to in paragraph 2 above);

(b)	multiplied by a ratio of:

(i)	0.05715 of a New Quanex Share for every 1 Tyman Share in respect of the Main Offer;

(ii)	0.14288 of a New Quanex Share for every 1 Tyman Share in respect of the Capped All-Share Alternative; and

(c)	assumes valid acceptances for the Capped All-Share Alternative are received in respect of 25 per cent. of the Tyman Share capital in issue (being the maximum amount of acceptances to be accepted by Quanex in respect of the Capped All-Share Alternative).

5.	The minimum number of New Quanex Shares to be issued pursuant to the Transaction is calculated as:

(a)	Tyman's issued and to be issued ordinary share capital of 197,084,342 (as referred to in paragraph 2 above);

(b)	multiplied by a ratio of:

(i)	0.05715 of a New Quanex Share for every 1 Tyman Share in respect of the Main Offer;

(ii)	0.14288 of a New Quanex Share for every 1 Tyman Share in respect of the Capped All-Share Alternative; and

(c)	assumes valid acceptances for the Capped All-Share Alternative are received in respect of 16 per cent. of the Tyman Share capital in issue (being the amount of Tyman Shares held by Teleios in respect of which Teleios has agreed to accept the Capped All-Share Alternative).

6.	As of 19 April 2024, Quanex had 33,111,593 shares of common stock outstanding excluding 4,015,431 Quanex Shares held in treasury.

7.	The maximum enlarged issued share capital of the Enlarged Group (being 48,598,758 Quanex Shares) has been calculated based on:

(a)	33,111,593 Quanex shares of common stock outstanding (as referred to in paragraph 6 above); and

(b)	15,487,165 New Quanex Shares which would be issued under the terms of the Transaction if the maximum amount of the Capped All-Share Alternative are accepted by Quanex (as referred to in paragraph 4 above).

8.	The minimum enlarged issued share capital of the Enlarged Group (being 47,148,022 Quanex Shares) has been calculated based on:

(a)	33,111,593 Quanex shares of common stock outstanding (as referred to in paragraph 6 above); and

(b)	14,036,429 New Quanex Shares which would be issued under the terms of the Transaction if the minimum amount of the Capped All-Share Alternative are accepted by Quanex (as referred to in paragraph 5 above).

9.	The percentage range of the enlarged issued share capital of the Enlarged Group that will be owned by Tyman Shareholders is calculated by dividing the maximum and minimum number of New Quanex Shares to be issued pursuant to the terms of the Transaction (as set out in paragraphs 4 and 5 above, respectively) by the maximum and minimum enlarged issued share capital of the Enlarged Group (as set out in paragraphs 7 and 8 above, respectively) and multiplying the resulting amount by 100 to produce a percentage.

10.	The percentage range of the enlarged issued share capital of the Enlarged Group that will be owned by Quanex Stockholders is calculated by dividing the 33,111,593 existing Quanex Shares (as set out in paragraph 5 above) by the maximum and minimum enlarged issued share capital of the Enlarged Group (as set out in paragraphs 7 and 8 above, respectively) and multiplying the resulting amount by 100 to produce a percentage.

11.	The Closing Price on 19 April 2024 is taken from the Daily Official List.

12.	Volume-weighted average prices have been derived from Bloomberg and have been rounded to the nearest single decimal place.

13.	The premium calculations to the price per Tyman Share have been made by reference to the offer price of 400.0 pence per Tyman Share referred to in paragraph 3 above and:

(a)	the Closing Price of 296.0 pence per Tyman Share, which represents a Closing ex Dividend Price of 286.5 pence on the Latest Practicable Date;

(b)	the one-month volume weighted average price of 294.2 pence per Tyman Share from 20 March 2024 to the Latest Practicable Date; and

(c)	the six-month volume weighted average price of 284.8 pence per Tyman Share from 20 October 2023 to the Latest Practicable Date.

14.	The GBP:USD exchange rate of 1.2373 (the "Exchange Rate") has been derived from Bloomberg and is based on the exchange rate as at 4:00 p.m. (New York time) on 19 April 2024 (being the Latest Practicable Date).

15.	Unless otherwise stated, the financial information relating to Tyman is extracted from the audited consolidated financial statements of Tyman for the financial year to 31 December 2023, prepared in accordance with IFRS, assuming an average exchange rate of 1.2439 GBP:USD.

16.	The financial information relating to Quanex is extracted from the audited consolidated financial statements of Quanex for the financial year to 31 October 2023, prepared in accordance with US GAAP.

17.	The combined 2023 revenue referred to in this Announcement has been calculated based on 2023 financial figures using October 31 year end for Quanex and December 31 year end for Tyman, assuming an exchange rate of 1.2439 GBP:USD.

18.	Net leverage at end of fiscal year 2024 based on expected pro-forma net debt and Enlarged Group adjusted EBITDA at October 31, 2024 (assuming the Transaction has completed) after taking into account the full impact of run rate cost synergies.

19.	Certain figures included in this Announcement have been subject to rounding adjustments.

Appendix 3
IRREVOCABLE UNDERTAKINGS

1.	Tyman Directors

The following Tyman Directors have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Tyman Resolutions to be proposed at the General Meeting and, if Quanex exercises its right to implement the Transaction by way of a Takeover Offer (subject to the consent of the Panel and the terms of the Co-operation Agreement), to accept or procure acceptance of such Takeover Offer, in each case in respect of their own legal and/or beneficial holdings (or those Tyman Shares over which they have control and are held by their close relatives and related trusts) of Tyman Shares as well as any further Tyman Shares of which they may become the legal and/or beneficial holder (whether as a result of the vesting of awards under the Tyman Share Plans or otherwise):

Name	Number of Tyman Shares	Percentage of Tyman existing issued share capital
Jason Ashton	109,579	0.06%
Pamela Bingham	11,718	0.01%
Nicky Hartery	159,797	0.08%
Dave Randich	50,000	0.03%
Paul Withers	115,000	0.06%
Total	446,094	0.23%

These irrevocable undertakings remain binding in the event a higher competing offer is made for Tyman and will only cease to be binding if:

•	Quanex publicly announces, with the consent of the Panel, that it does not intend to proceed with the Transaction and no new, revised or replacement offer is announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time;

•	the Scheme Document or Offer Document (if applicable) has not been posted to Tyman Shareholders within 28 days (or such longer period as Quanex and Tyman may agree, with the consent of the Panel if required) of this Announcement;

•	Quanex has elected (in accordance with and subject to the terms of the Co-operation Agreement and with the consent of the Panel) to proceed with the implementation of the Transaction by way of Takeover Offer in accordance with the terms of the undertaking and the requirements of paragraph 8 of Appendix 7 to the Takeover Code;

•	Tyman publicly announces that its board acting in its absolute fiduciary discretion has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by Tyman Shareholders (and provided that announcement expressly refers to such reduction in value as the reason for its withdrawn recommendation);

•	on the date upon which any competing third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective;

•	the Scheme becomes effective in accordance with its terms or an offer (made pursuant to the terms of the undertaking) is declared unconditional in accordance with the requirements of the Takeover Code; or

•	the Transaction lapses, is withdrawn or if no new, revised or replacement offer or scheme has then been announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time.

2.	Teleios

Teleios has given an irrevocable undertaking in respect of its beneficial holdings of Tyman Shares (or those Tyman Shares over which it has control), being 32,347,981 Tyman Shares representing 16.4 per cent. of the Tyman Shares in issue. Pursuant to this undertaking, Teleios has agreed to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares.

This irrevocable undertaking remains binding in the event a higher competing offer is made for Tyman and will only cease to be binding if:

•	Quanex publicly announces, with the consent of the Panel, that it does not intend to proceed with the Transaction and no new, revised or replacement offer is announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time;

•	the Scheme Document or Offer Document (if applicable) has not been posted to Tyman Shareholders within 28 days (or such longer period as Quanex and Tyman may agree, with the consent of the Panel if required) of this;

•	Quanex has elected (in accordance with and subject to the terms of the Co-operation Agreement and with the consent of the Panel) to proceed with the implementation of the Transaction by way of Takeover Offer in accordance with the terms of the undertaking and the requirements of paragraph 8 of Appendix 7 to the Takeover Code;

•	Tyman publicly announces that its board has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by Tyman Shareholders (and provided that announcement expressly refers to such reduction in value as a reason for its withdrawn recommendation);

•	on the date upon which any competing third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective;

•	the Scheme becomes effective in accordance with its terms or an offer (made pursuant to the terms of the undertaking) is declared unconditional in accordance with the requirements of the Takeover Code; or

•	the Transaction lapses, is withdrawn or if no new, revised or replacement offer or scheme has then been announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time.

Notwithstanding any other terms of the irrevocable undertaking, Teleios is expressly permitted to accept or exercise its voting rights in favour of a competing offer, provided that such offer:

•	is not subject to the satisfaction of any pre-conditions;

•	has been publicly recommended by the Tyman Board; and

•	represents a greater than 12.5 per cent. increase in value to the consideration to be received by Tyman Shareholders who elect for the Capped All-Share Alternative.

Appendix 4

PART A

QUANTIFIED FINANCIAL BENEFITS STATEMENT

The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.

The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:

•	approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•	approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•	approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.

The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.

Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.

Bases of Belief and Principal Assumptions for the Quantified Financial Benefits Statement

In preparing the Quantified Financial Benefits Statement, Tyman has provided Quanex with certain operating and financial information to facilitate a detailed analysis in support of evaluating the potential synergies available from the Transaction. Where possible, estimated benefits and costs have been calculated on a bottom-up basis. In circumstances where data has been limited for commercial, regulatory, or other reasons, Quanex management has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have, in turn, been informed by Quanex management’s industry experience and knowledge of the existing businesses, together with consultation with Tyman.

The synergy assumptions have been risk-adjusted.

The cost bases used as the basis for the Quantified Financial Benefits Statement are Quanex last twelve months to 31 January 2024 (with adjustments made to reflect non-recurring items) and manpower costs and headcount data as of 25 March 2024, and Tyman audited financial results and headcount data for the year ending 31 December 2023 (with adjustments made to reflect non-recurring items and expected future changes in certain costs).

In arriving at the Quantified Financial Benefits Statement, the Quanex Directors have assumed:

•	No material change to macroeconomic, political, legal, or regulatory conditions in the markets or regions in which Quanex and Tyman operate;

•	No material change in accounting standards;

•	No material change in the underlying operations of either business from the Transaction;

•	No material impact from divestments from either the Quanex or Tyman existing businesses;

•	No material change in tax legislation, tax rates, or other legislation in the UK or US that could materially impact the ability to achieve any benefits;

•	No material change in current foreign exchange rates;

•	Foreign exchange conversions based on 3 April 2024 spot rates;

•	The Enlarged Group will be publicly listed in the United States.

In addition, the Quanex Directors have assumed that the cost synergies are substantively within Quanex’s control, albeit that certain elements are dependent in part on negotiations with third parties.

PART B

REPORT FROM KPMG

KPMG LLP	Tel +44 (0) 20 7311 1000
15 Canada Square
London E14 5GL
United Kingdom

Private & Confidential
The Directors
Quanex Building Products Corporation
1800 West Loop South
Houston
Texas 77027

UBS AG London Branch
5 Broadgate
London
EC2M 2QS

22 April 2024

Ladies and Gentlemen

Quanex Building Products Corporation

We report on the statement (‘the Statement’) made by the directors of Quanex Building Products Corporation (‘the Directors’) on page 73 of the Announcement entitled "RECOMMENDED CASH AND SHARE OFFER FOR TYMAN PLC ("TYMAN") BY QUANEX BUILDING PRODUCTS CORPORATION ("QUANEX")" (‘the Announcement’) to the effect that:

"The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.

The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:

•	approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•	approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•	approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.

The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.

Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs."

This report is required by Rule 28.1(a) of the City Code on Takeovers and Mergers (‘the City Code’) and is given for the purpose of complying with that requirement and for no other purpose.

Opinion

In our opinion, the Statement has been properly compiled on the basis stated.

The Statement has been made in the context of the disclosures on pages 73 to 74 of the Announcement setting out, inter alia, the basis of the Directors’ belief (including the principal assumptions and sources of information) supporting the Statement and their analysis and explanation of the underlying constituent elements.

Responsibilities

It is the responsibility of the Directors to prepare the Statement in accordance with the requirements of Rule 28 of the City Code.

It is our responsibility to form an opinion, as required by Rule 28.1(a) of the City Code as to whether the Statement has been properly compiled on the basis stated and to report that opinion to you.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the City Code, consenting to its inclusion in the Announcement.

Basis of preparation of the Statement

The Statement has been prepared on the basis stated on page 74 of the Announcement.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting issued by the Financial Reporting Council in the United Kingdom (the ‘FRC’).

We are independent, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements of the FRC’s Ethical Standard as applied to Investment Circular Reporting Engagements.

We have discussed the Statement, together with the underlying plans, with the Directors and UBS AG, London branch. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Statement has been properly compiled on the basis stated.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

We do not express any opinion as to the achievability of the benefits identified by the Directors in the Statement. The Statement is subject to uncertainty as described in Appendix 4 to the Announcement. Since the Statement relates to the future and may therefore be affected by unforeseen events, we express no opinion as to whether the actual benefits achieved will correspond to those anticipated in the Statement and the differences may be material.

Yours faithfully

KPMG LLP

KPMG LLP

15 Canada Square, Canary Wharf

London

E14 5GL

United Kingdom

PART C

REPORT FROM UBS AG LONDON BRANCH

The Directors

Quanex Building Products Corporation

945 Bunker Hill Road, Suite 900

Houston, Texas 77024

22 April 2024

Dear Ladies and Gentlemen

Recommended merger of Quanex (“Quanex”) with Tyman Plc (“Tyman”) – Report on Quantified Financial Benefits Statement of Quanex

We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) made by Quanex, as set out in Part A of Appendix 4 to the announcement dated 22 April 2024 of which this report forms part (the “Announcement”), for which the directors of Quanex (the “Directors”) are solely responsible under Rule 28.3 of the City Code on Takeovers and Mergers (the “Code”).

We have discussed the Statement (including the bases of belief, assumptions and sources of information referred to therein) with the Directors and those officers and employees of Quanex who developed the underlying plans, as well as with KPMG LLP. The Statement is subject to uncertainty as described in the Announcement and our work did not involve an independent examination or verification of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of Quanex, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this report.

We have also reviewed the work carried out by KPMG LLP and have discussed with them their opinion set out in Part B of Appendix 4 to the Announcement addressed to you and us on this matter and the accounting policies and bases of calculation for the Statement.

We do not express any view or opinion as to the achievability of the quantified financial benefits, whether on the basis identified by the Directors in the Statement or otherwise.

This report is provided pursuant to our engagement letter with Quanex solely to the Directors of Quanex in connection with Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to Quanex or its shareholders or any person (including, without limitation, the board of directors and shareholders of Tyman) other than the Directors in respect of the contents of this report. We are acting exclusively as financial adviser to Quanex and no one else in connection with the merger of Tyman with Quanex referred to in the Announcement and it is for the purpose of complying with Rule 28.1(a)(ii) of the Code that Quanex has requested UBS AG London Branch to prepare this report relating to the Statement. No person other than the Directors can rely on the contents of this report, or on the work undertaken in connection with this report, and, to the fullest extent permitted by law, we expressly exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this report, its contents, its results, or the work undertaken in connection with this report or any of the results or conclusions that may be derived from this report or any written or oral information provided in connection with this report, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

On the basis of the foregoing, we consider that the Statement, for which you as the Directors are solely responsible, for the purposes of the Code, has been prepared with due care and consideration.

Yours faithfully,

UBS AG London Branch

Appendix 5
DEFINITIONS

The following definitions apply throughout this Announcement unless the context requires otherwise:

"Announcement"	this announcement (including the summary and Appendices to it);

"Authorisations"	authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions, determinations, exemptions or approvals;

"Business Day"	a day, other than a Saturday, Sunday, public holiday or bank holiday, on which clearing banks are generally open for business in the City of London and New York;

"Capped All-Share Alternative"	the alternative to the Main Offer whereby Tyman Shareholders (other than Tyman Shareholders resident or located in a Restricted Jurisdiction) may elect to receive the consideration applicable to their entire holding of Tyman Shares in New Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held as at the Scheme Record Date;

"Clean Team and Joint Defence Agreement"	clean team and joint defence agreement entered into between Tyman, Quanex and their respective external regulatory counsel dated 27 March 2024;

"Closing ex Dividend Price"	the Closing Price of a Tyman Share on the Latest Practicable Date of 296.0 pence deducting the amount of the FY23 Dividend;

"Closing Price"	closing middle market price of a Tyman Share on a particular trading day as derived from the Daily Official List;

"CMA"	Competition and Markets Authority, a UK statutory body established under the Enterprise and Regulatory Reform Act 2013;

"Co-operation Agreement"	co-operation agreement entered into between Quanex and Tyman dated 22 April 2024;

"Companies Act"	Companies Act 2006, as amended;

"Conditions"	the conditions to the Transaction, as set out in Appendix 1 to this Announcement and to be set out in the Scheme Document;

"Court"	High Court of Justice in England and Wales;

"Court Meeting"	the meeting of Tyman Shareholders to be convened at the direction of the Court pursuant to Part 26 of the Companies Act to consider and, if thought fit, to approve the Scheme (with or without amendment), and including any adjournment, postponement or reconvening of it;

"Court Order"	order of the Court sanctioning the Scheme under Part 26 of the Companies Act;

"CREST"	the relevant system (as defined in the CREST Regulations) in respect of which Euroclear is the operator (as defined in the CREST Regulations) in accordance with which securities may be held and transferred in uncertificated form;

"CREST Regulations"	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) (including as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018), as amended from time to time;

"Daily Official List"	Daily Official List published by the London Stock Exchange;

"Dealing Disclosure"	an announcement pursuant to Rule 8 of the Takeover Code containing details of dealings in interests in relevant securities of a party to an offer;

"Deutsche Numis"	Numis Securities Limited (trading as Deutsche Numis);

"Disclosed"	the information fairly disclosed by, or on behalf of, Tyman: (i) in the annual report and accounts of the Tyman Group for the financial year ended 31 December 2023; (ii) in this Announcement; or (iii) in any other announcement to a Regulatory Information Service by, or on behalf of, Tyman before the publication of this Announcement;

"EBITDA"	means earnings before interest, tax, depreciation, intangible amortisation, exceptional items, share option costs and acquisition costs;

"Effective"	in the context of the Transaction: (i) if the Transaction is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms or (ii) if the Transaction is implemented by way of a Takeover Offer, the Takeover Offer having been declared or having become unconditional in accordance with the requirements of the Takeover Code;

"Effective Date"	the date on which the Transaction becomes Effective;

"Enlarged Group"	the enlarged group following completion of the Transaction, comprising the Quanex Group and the Tyman Group;

"Euroclear"	Euroclear UK & International Limited;

"Exchange Rate"	has the meaning given at paragraph 14 of Appendix 2;

"Excluded Shares"	any Tyman Shares at the Scheme Record Time which (if any):

(a) are owned or controlled by the Quanex Group; or

(b) are held by Tyman as treasury shares (within the meaning of the Companies Act);

"FCA"	Financial Conduct Authority of the United Kingdom or its successor from time to time, acting in its capacity as the competent authority for the purposes of Part VI of FSMA;

"FCA Handbook"	the FCA's Handbook of rules and guidance as amended from time to time;

"Form of Election"	the form by which Scheme Shareholders (other than those resident in a Restricted Jurisdiction) may elect to receive the Capped All-Share Alternative which will accompany the Scheme Document;

"Forms of Proxy"	forms of proxy for use at the Court Meeting and the General Meeting which will accompany the Scheme Document;

"FSMA"	the Financial Services and Markets Act 2000, as amended from time to time;

"FY"	a financial year ending 31 October;

"FY23 Dividend"	final dividend of 9.5 pence per Tyman Share announced by Tyman on 7 March 2024;

"General Meeting"	the general meeting of Tyman Shareholders to be convened in connection with the Scheme to consider and, if thought fit, to approve the Resolutions (with or without amendment), which is expected to be held as soon as the preceding Court Meeting shall have concluded and including any adjournment, postponement or reconvening of it;

"Greenhill"	Greenhill & Co. International LLP;

"IFRS"	International Financial Reporting Standards;

"Latest Practicable Date"	19 April 2024, being the last Business Day prior to the date of this Announcement;

"Listing Rules"	the rules and regulations made by the FCA under FSMA, and contained in the FCA's publication of the same name;

"London Stock Exchange"	London Stock Exchange plc or its successor;

"Long Stop Date"	11.59 p.m. on 22 January 2025, or such later date as may be agreed by Tyman and Quanex (with the consent of the Panel and, if required, as the Court may approve);

"Main Market"	the main market for trading in listed securities operated by the London Stock Exchange;

"Main Offer"	the main offer being made by Quanex to Tyman Shareholders in connection with the Transaction, being:

•	240.0 pence in cash; and

•	0.05715 of a New Quanex Share,

for every 1 Tyman Share held as at the Scheme Record Time;

"Meetings"	the Court Meeting and/or the General Meeting, as the case may be;

"New Quanex Shares"	shares of Quanex common stock with a par value of US$0.01 per share proposed to be issued in connection with the Transaction;

"NYSE"	New York Stock Exchange LLC;

"OEM"	original equipment manufacturer;

"Offer Document"	should the Transaction be implemented by way of a Takeover Offer, the document which would be sent to Tyman Shareholders containing, amongst other things, the terms and conditions of the Takeover Offer;

"Offer Period"	the offer period (as defined by the Takeover Code) relating to Tyman, which commenced on the date of this Announcement and ending on the earlier of: (i) the Effective Date and (ii) the date on which the Scheme lapses or is withdrawn (or such other date as the Takeover Code may provide or the Panel may decide);

"Official List"	Official List of the FCA;

"Opening Position Disclosure"	has the same meaning given to it in Rule 8 of the Takeover Code;

"Overseas Shareholders"	Tyman Shareholders (or nominees of, or custodians or trustees for Tyman Shareholders) who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom;

"Panel"	Panel on Takeovers and Mergers;

"PRA"	Prudential Regulation Authority, or any successor regulatory body;

"Proxy Statement"	the definitive proxy statement on Schedule 14A, which includes a notice convening the Quanex Stockholder Meeting to be sent by Quanex to Quanex Stockholders, requesting approval of the Quanex Share Proposal;

"Quanex"	Quanex Building Products Corporation, a corporation organised and existing under the laws of the State of Delaware;

"Quanex Confidentiality Agreement"	confidentiality agreement entered into between Quanex and Tyman dated 18 March 2024;

"Quanex Directors"	directors of Quanex at the date of this Announcement or, where the context so requires, the directors of Quanex from time to time;

"Quanex Group"	Quanex and its subsidiaries and subsidiary undertakings from time to time and, where the context so requires or admits, each of them;

"Quanex Share Proposal"	a proposal for the approval of the issuance of the New Quanex Shares in relation to the Transaction by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal;

"Quanex Shares"	shares of Quanex common stock with a par value of US$0.01 per share;

"Quanex Stockholder Meeting"	special meeting of Quanex Stockholders to be convened in connection with the Transaction, notice of which will be sent to the Quanex Stockholders (including any adjournment, postponement and reconvening of it);

"Quanex Stockholders"	holders of Quanex Shares;

"Quantified Financial Benefits Statement"	quantified financial benefits statement set out in Appendix 4 to this Announcement;

"Registrar of Companies"	the Registrar of Companies in England and Wales;

"Regulatory Information Service"	a regulatory information service as defined in the FCA Handbook;

"Restricted Jurisdiction"	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Transaction were made available in that jurisdiction, or if the Transaction (including details regarding any election that may be made for the Capped All-Share Alternative) is or were extended or made available in that jurisdiction, or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which Quanex or Tyman regards as unduly onerous;

"Sanction Hearing"	the hearing by the Court to sanction the Scheme pursuant to section 899 of the Companies Act, and any adjournment, postponement or reconvening thereof;

"Scheme"	the proposed scheme of arrangement under Part 26 of the Companies Act between Tyman and the Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Tyman and Quanex, to implement the Transaction;

"Scheme Document"	the document to be sent to Tyman Shareholders containing, amongst other things, the Scheme and notices convening the Court Meeting and General Meeting;

"Scheme Record Time"	the time and date specified in the Scheme Document, expected to be 6.00 p.m. (London time) on the Business Day immediately before the Effective Date, or such later time as Quanex and Tyman may agree;

"Scheme Shareholder"	a holder of Scheme Shares;

"Scheme Shares"	all Tyman Shares which remain in issue at the Scheme Record Time and are:

(a) in issue at the date of the Scheme Document;

(b) (if any) issued after the date of the Scheme Document but before the Scheme Voting Record Time; and/or

(c)  (if any) issued at or after the Scheme Voting Record Time but on or before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which such holders are, or shall have agreed in writing to be, so bound, excluding, in each case, any Excluded Shares;

"Scheme Voting Record Time"	the date and time to be specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting and the General Meeting will be determined, expected to be 6.00 p.m. (London time) on the day which is two days (excluding non-working days) before the date of the Court Meeting or, if the Court Meeting is adjourned, postponed or reconvened, 6.00 p.m. (London time) on the day which is two days (excluding non-working days) before the date of such adjourned, postponed or reconvened Meeting;

"SEC"	US Securities and Exchange Commission;

"Significant Interest"	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights or equity share capital (as defined in section 548 of the Companies Act) of such undertaking;

"Takeover Code"	City Code on Takeovers and Mergers, as amended from time to time;

"Takeover Offer"	subject to the consent of the Panel and the terms of the Co-operation Agreement, should the Transaction be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Quanex to acquire the entire issued and to be issued share capital of Quanex, other than any Excluded Shares and, where the context admits, any subsequent revision, variation, extension or renewal of such offer;

"Teleios"	Teleios Global Opportunities Master Fund, Ltd acting through its manager Teleios Capital Partners LLC;

"Teleios Confidentiality Agreement"	confidentiality agreement entered into between Teleios Capital Partners LLC, Quanex and Tyman dated 19 March 2024;

"Third Party"	any relevant central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction;

"Transaction"	the direct or indirect acquisition by Quanex of the entire issued and to be issued ordinary share capital of Tyman, other than Excluded Shares, to be implemented by means of the Scheme (or, should Quanex elect, subject to the consent of the Panel and the terms of the Co-operation Agreement, by means of a Takeover Offer) and, where the context requires, any subsequent revision, variation, extension or renewal of it;

"Tyman"	Tyman plc;

"Tyman Articles"	articles of association of Tyman as amended from time to time;

"Tyman Directors"	directors of Tyman at the date of this Announcement or, where the context so requires, the directors of Tyman from time to time;

"Tyman DSBP"	Tyman deferred share bonus plan 2020, approved by Tyman Shareholders and adopted by the Tyman Directors on 20 May 2020;

"Tyman Group"	Tyman and its subsidiaries and subsidiary undertakings from time to time and, where the context so requires or admits, each of them;

"Tyman International Sharesave Plan"	Tyman international sharesave plan (established as a sub-plan of the Tyman UK Sharesave Plan without prior Tyman Shareholder approval), adopted by the Tyman Directors on 21 July 2017 and amended by the Tyman Directors on 23 July 2018;

"Tyman LTIP"	Tyman long term incentive plan 2020, approved by the Tyman Shareholders and adopted by the Tyman Directors on 20 May 2020;

"Tyman Resolutions"	shareholder resolution(s) to be proposed at the General Meeting necessary to facilitate the implementation of the Scheme, including, without limitation, a resolution to amend the Tyman Articles by the adoption and inclusion of a new article (in terms approved by Quanex);

"Tyman Share Plans"	(a) the Tyman DSBP;

(b) the Tyman LTIP; and

(c) the Tyman Sharesave Plans;

"Tyman Shareholders"	holders of Tyman Shares;

"Tyman Sharesave Plans"	(a) the Tyman International Sharesave Plan;

(b) the Tyman UK Sharesave Plan; and

(c) the Tyman US Sharesave Plan;

"Tyman Shares"	ordinary shares of 5 pence each in the capital of Tyman from time to time;

"Tyman UK Sharesave Plan"	Tyman sharesave plan, approved by the Tyman Shareholders on 15 May 2015, approved by the Tyman Directors on 28 July 2015 and amended by the Tyman Directors on 23 July 2018;

"Tyman US Sharesave Plan"	Tyman US sharesave plan, approved by the Tyman Shareholders on 15 May 2015 and approved by the directors of Tyman on 28 July 2015;

"UBS"	UBS AG London Branch;

"UK" or "United Kingdom"	United Kingdom of Great Britain and Northern Ireland;

"United States" or "US" or "USA"	United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof;

"US Exchange Act"	United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

"US Securities Act"	United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"Wider Quanex Group"	Quanex and its subsidiary undertakings, associated undertakings and any other undertaking (including any body corporate, partnership, joint venture or firm) in which Quanex and/or all such undertakings (aggregating their interests) have a Significant Interest; and

"Wider Tyman Group"	Tyman and its subsidiary undertakings, associated undertakings and any other undertaking (including any body corporate, partnership, joint venture or firm) in which Tyman and/or all such undertakings (aggregating their interests) have a Significant Interest.

For the purposes of this Announcement, "subsidiary", "subsidiary undertaking", "undertaking" and "associated undertaking" have the respective meanings given to them by the Companies Act.

All references to "pounds", "pounds Sterling", "Sterling", "£", "pence", "penny" and "p" are to the lawful currency of the United Kingdom.

All references to "dollars", "USD", "US$", "cents" or "c" are to the lawful currency of the USA.

All the times referred to in this Announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.

All references to statutory provisions or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time thereunder or deriving validity therefrom.